                                                                   EXHIBIT 10.28


                            ASSET PURCHASE AGREEMENT


                                      AMONG


                           AMARILLO HOSPITAL DISTRICT


                                       AND


                              UHS OF AMARILLO, INC.
         (A WHOLLY OWNED SUBSIDIARY OF UNIVERSAL HEALTH SERVICES, INC.)


                                       AND


                         UNIVERSAL HEALTH SERVICES, INC.


                          DATED AS OF FEBRUARY 6, 1996

                                TABLE OF CONTENTS

Section                                                                                                                       Page
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
1.       Purchase and Sale of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.1     Assets Conveyed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.2     Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

2.       Payment of the Purchase Price and Assumption of Liabilities.   . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.1     Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.2     Initial Purchase Price Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 2.2.1    Estimated Working Capital Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.3     Final Purchase Price Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 2.3.1    Final Working Capital Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 2.3.2    Proration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 2.3.3    Payment of Post-Closing Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         2.4     Dispute of Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         2.5     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.6     Liabilities Assumed by the Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.7     Liabilities Retained by AHD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.8     Instruments of Conveyance and Transfer of Books and Records  . . . . . . . . . . . . . . . . . . . . . . . .   13

3.       Representations and Warranties of AHD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.1     Organization, Authorization, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.2     Ownership of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.3     Authority and No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.4     Financial Statements, Books and Records and Change in Condition. . . . . . . . . . . . . . . . . . . . . . .   18
                 3.4.1    Financial Statements Provided . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 3.4.2    [Intentionally Left Blank]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 3.4.3    Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 3.4.4    Events Subsequent to the Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.5     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.6     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.7     Property to Operate Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.8     Trade Names, Trademarks, Copyrights, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.10    Compliance with Laws; Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.11    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         3.12    Employee and Labor Matters and Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         3.13    Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         3.14    Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         3.15    Professional Staff, Medicare, Medicaid and Other Healthcare Programs . . . . . . . . . . . . . . . . . . . .   44
         3.16    Facility Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

Section                                                                                                                       Page
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
         3.17    Suppliers and Providers of Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         3.18    Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         3.19    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         3.20    Tax Returns Through Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         3.21    Subsequent Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         3.22    FIRPTA Affidavits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         3.23    No Illegal or Improper Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         3.24    No Misleading Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         3.25    No Broker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

4.       Representations and Warranties of the Purchaser and UHS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         4.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         4.2     Authority and No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         4.3     Defaults, Consents, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         4.4     No Broker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

5.       Obligations Before and After Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                 5.1.1    Access to Premises and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                 5.1.2    Conduct of Business in Ordinary Course  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                 5.1.3    Representations and Warranties True at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                 5.1.4    Further Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                 5.1.5    Hiring of Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                 5.1.6    No Shopping . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                 5.1.7    Non-Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                 5.1.8    Payments for Enhanced Children's Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                 5.2.1    Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                 5.2.2    Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                 5.2.3    Confidentiality Obligations of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                 5.2.5    Indigent Care Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                 5.3.1    Representations and Warranties True at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                 5.3.2    Further Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                 5.3.3    Employment of AHD Personnel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                 5.3.4    Bulk Sales Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                 5.3.5    Use of Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

6.       Conditions Precedent to the Performance of UHS and the Purchaser.  . . . . . . . . . . . . . . . . . . . . . . . . .   61
         6.1     Accuracy of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         6.2     Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         6.3     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         6.4     Certification by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         6.5     Opinion of AHD's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

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
Section                                                                                                                       Page
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
         6.6     Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         6.7     Legal Prohibition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         6.8     Consents, Approvals, Permits, Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         6.9     Property Tax Records; Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         6.10    Closing Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         6.11    Supplemental Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         6.12    Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

7.       Conditions Precedent to AHD's Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         7.1     Accuracy of Representations and Warranties of UHS and the Purchaser  . . . . . . . . . . . . . . . . . . . .   67
         7.2     Performance; Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         7.3     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         7.4     Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         7.5     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         7.6     Opinion of Counsel for UHS and the Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         7.7     Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         7.8     Indigent Care Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         7.9     Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

8.       Joint Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         8.1     Post-Closing Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         8.2     Preservation and Access to Patient and Employee Records After the Closing  . . . . . . . . . . . . . . . . .   69
         8.3     Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

9.       Certain Actions After the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         9.1     Purchaser to Act as Agent for AHD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         9.2     Delivery of Property Received by AHD, UHS or the Purchaser After Closing . . . . . . . . . . . . . . . . . .   71
         9.3     Purchaser Appointed Attorney for AHD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         9.4     Subrogation of the Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         9.5     Payment of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

10.      The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

11.      Survival of Representations; Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         11.1    Survival of Representations, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         11.2    Indemnification by AHD.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         11.3    Indemnification by the Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         11.4    Procedure for Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

                                       iii
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
Section                                                                                                                       Page
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
         11.5    Limitations on Indemnification Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         11.6    Disposition of Recovery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

12.      Entire Agreement; Modification, Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

13.      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

14.      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

15.      Successors and Assigns; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

16.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

17.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

                            ASSET PURCHASE AGREEMENT


         AGREEMENT, made as of the 6th day of February, 1996, by and among (i) UHS OF AMARILLO, INC., a Texas corporation (the "Purchaser"), and a wholly-owned subsidiary of UNIVERSAL HEALTH SERVICES, INC. ("UHS"), a Delaware corporation,
(ii) UHS and (iii) AMARILLO HOSPITAL DISTRICT, a body politic and corporate and a political subdivision of the State of Texas, established and created pursuant to Article IX, Section 5(a) of the Texas Constitution (1958) and Chapter 32, Page 59, Acts of the 56th Legislature (1959) (as it has heretofore been and may be amended) ("AHD").


                              W I T N E S S E T H :

         WHEREAS, AHD provides healthcare related services in the City of Amarillo, Texas through the operation of the healthcare facilities listed on Exhibit A hereto (collectively, the "Facilities"), including Northwest Texas Healthcare System (the "Hospital"), Psychiatric Pavilion, Pickens Indigent Care Clinic and J.O. Wyatt Community Health Center;

         WHEREAS, the Purchaser desires to purchase and AHD desires to sell substantially all of the assets used by AHD in the operation of the Facilities which are intended to be used to continue the operation of the Facilities as healthcare facilities, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Board of Managers of AHD has determined that it is in the best interest of AHD, and in furtherance of its purposes, to sell substantially all assets, real, personal and mixed, tangible and intangible, owned or leased by AHD and associated with or employed in the operations of the Hospital, and substantially all other related operations owned or leased by

AHD to Purchaser which will use the property for hospital purposes or purposes incidental and necessary to hospital purposes;

         WHEREAS, the Board of Managers of AHD commissioned a broad search for a potential purchaser and has negotiated a sales price with Purchaser intended to maximize the compensation paid for the assets comprising the Hospital, which compensation will be used and dedicated to further the purposes of AHD;

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, the parties hereto agree as follows:

         1. Purchase and Sale of Assets.

            1.1 Assets Conveyed. At the closing of the transactions contemplated hereby (the "Closing") on the Closing Date (as hereinafter defined), and upon the basis of the representations, warranties, covenants and agreements contained herein, AHD shall sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase on the terms set forth herein, all of AHD's right, title and interest in and to the Assets free and clear of all liens, charges, claims, pledges, security interests, equities and encumbrances of any nature whatsoever (collectively, "Liens"), except for those Liens created by the Purchaser and except for Permitted Encumbrances. "Permitted Encumbrances" shall mean (a) the lien of current taxes not yet due and payable, (b) easements, rights of way, servitudes, restrictions and other matters which, in the aggregate, do not materially adversely affect the use or value of the Assets and
(c) the Assumed Liabilities and liens and security interests associated therewith (as defined below). The "Assets" shall mean all those personal, tangible and intangible properties, and the real property and improvements of AHD used in connection with the operation of the Facilities as set forth below other than Excluded Assets (as defined below) including without limitation, those more particularly described in the Schedules to this Section 1.1, including the going concern value of the Facilities.

                (a) Contractual Rights: all rights and benefits of AHD under (i) all contracts relating to the operation of the Facilities as listed on Schedule 1.1(a) hereto (which also recites those contracts, the assignment of which by their terms requires third party consent) including leases, (ii) such other contracts which individually involve the annual expenditure of $10,000 or less and in the aggregate do not require annual expenditures in excess of $250,000, and (iii) such other contracts for goods and services entered into in the ordinary course of business which are not specifically excluded by the terms of this Agreement except such of those contracts (A) that are unreasonable by industry standards or (B) that Purchaser determines in its discretion are unreasonable and are not terminable upon not more than six months' notice without penalty (the "Assumed Contracts");

                (b) Licenses and Permits: to the extent permitted by applicable law and regulation, all licenses and permits held or used by AHD in connection with the ownership of the Assets and the conduct of the operations of the Facilities as listed on Schedule 1.1(b) hereto;

                (c) Equipment: all equipment, computers, computer hardware and software, tools, supplies, furniture, vehicles, and other tangible personal property and assets of AHD related to the Facilities as listed on Schedule 1.1(c) hereto;

                (d) Leases: all the interest of and the rights and benefits accruing to AHD as lessee under (i) the leases relating to the Leased Properties and all leasehold improvements and fixtures relating thereto as defined and described in Schedule 3.6 hereto and

(ii) the leases or rental agreements covering equipment, computers, computer hardware and software, all such leases as described in Schedule 1.1(d) hereto;

                (e) Current Assets: all accounts and notes receivable (including without limitation, any claims, remedies and other rights related thereto) evidencing rights to payment for services rendered through the Closing Date, including amounts equal to the proceeds of receivables for all claims for amounts due, or that may become due from Medicare, Medicaid or any other healthcare or payment intermediary for care and treatment of patients (other than those resulting from cost reports adjustments or other adjustments), inventories of supplies relating to the Facilities and prepaid expenses relating to the Facilities on the Closing Date arising in connection with AHD's conduct of the operations of the Facilities ("Current Assets");

                (f) Names, etc.: all right, title and interest AHD has to use the names set forth on Schedule 1.1(f) hereto and any variation thereof, and the trade names, trademarks, service marks, copyrights, patents and the like set forth on Schedule 1.1(h) hereto;

                (g) Records: all operating data and records of AHD relating to the Facilities and the Assets, including without limitation, client lists and records, patient records, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, projections, copies of financial, accounting and personnel records, correspondence and other similar documents and records except as to medical records, if any, which are prohibited by law to be transferred and assigned without patient approval and except for records and data relating to AHD's pension plan which shall be retained by AHD;

                (h) Intellectual Property: all of the intangible and intellectual property of AHD used in the operation of the Facilities, including all software (including all source codes and object codes), products, research data, marketing plans and strategies, forecasts, trademarks, servicemarks, tradenames, licenses (if transferable), copyrights, operating rights, permits and other similar intangible property and rights relating to the Facilities including without limitation those listed in
Schedule 1.1(h); and

                (i) Real Property: all of the land and leasehold interests described in Schedule 3.6 and the improvements, fixtures and other property located thereon that is classified under Texas law as real property.

            1.2 Excluded Assets. Anything to the contrary in Section 1.1 notwithstanding, the Assets shall exclude and the Purchaser shall not purchase the following (collectively, the "Excluded Assets"):

                (a) assets reflected in the Closing Balance Sheet in the entries entitled:

                    (i)    "cash and cash equivalents;"

                    (ii)   "limited use assets - current;"

                    (iii)  "Limited Use Assets - Long Term;"

                    (iv)   "Investments;"

                    (v)    "Estimated Third Party Payor Settlements;"

                    (vi)   "Taxes Receivable;"

                    (vii)  "Other Assets;"

                    (viii) "Due From Donor Restricted Fund;"

                    (ix)   "Fiduciary Fund."

                (b) settlements and retroactive adjustments, if any, and all claims for amounts due, or that may become due from Medicare, Medicaid or any other healthcare or payment intermediary resulting from cost reports adjustments or other adjustments,

                (c) pension and retirement plan assets and all records relating to such plan;

                (d) the name "Amarillo Hospital District";

                (e) excluded contracts;

                (f) AHD's membership interest in the Bi-City-County Public Health District;

                (g) intercompany receivables;

                (h) those other items specifically set forth in Schedule 1.2 hereto.

         2. Payment of the Purchase Price and Assumption of Liabilities.

            2.1 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Assets shall be equal to the amounts set forth in subparagraph
(a) and (b) below:

                (a) Purchaser shall make a cash payment of $120,000,000 subject to adjustment as set forth in this Section 2 to AHD on the Closing Date.

                (b) Purchaser further agrees that for a period of seven years following the Closing Date, commencing on April 1, 1997 and ending on March 31, 2003, it will pay to AHD an amount equal to 15% of the earnings before depreciation, interest and taxes (the "EBDIT Earnings") of Purchaser in excess of $24 million in each of such seven year periods. The EBDIT Earnings will be determined by Purchaser in accordance with generally accepted accounting principles applied on a consistent basis both historically and in comparison to the determination of earnings before depreciation, interest and taxes (but after property and sales taxes) of other hospital facilities of UHS (it being understood that revenues received under the Indigent Care Agreement annexed as Exhibit B hereto shall be included in revenues in determining net earnings); provided that corporate overhead allocation (including all allocations by UHS or any affiliates of UHS (other than Purchaser) shall not exceed 2% of the net revenues (such net revenues to be calculated without giving effect to the payments made by AHD pursuant to the Indigent Care Agreement annexed as Exhibit B hereto). Payments by Purchaser to AHD under this paragraph 2.1 shall be made not later than May 31 following each of the seven years. In the event AHD disputes the computation by Purchaser of the EBDIT Earnings for any year, the parties will retain mutually agreeable independent accountants to determine the EBDIT Earnings for such year, and the cost of such review by such independent accountants shall be borne by the parties equally.

            2.2 Initial Purchase Price Adjustment.

                2.2.1 Estimated Working Capital Adjustment. The "Estimated Working Capital Adjustment" shall be equal to the difference between AHD's Net Working Capital (as hereinafter defined) based upon AHD's most recent unaudited Balance Sheet prior to closing (the "Interim Balance Sheet") and $11,853,000. The Cash Purchase Price on the Closing Date shall be increased (if the Net Working Capital is greater than $11,853,000) or decreased (if the Net Working Capital is less than $11,853,000) by an amount equal to the Estimated Working Capital Adjustment. The Interim Balance Sheet shall be prepared using the same methodologies and assumptions used in connection with the preparation of the audited Balance Sheet dated September 30, 1995, and in accordance with GAAP (as hereinafter defined). For the purpose of the Initial Purchase Price Adjustment, AHD's Net Working Capital shall be equal to (a) the sum of the amounts reflected in the entries on the Interim Balance Sheet entitled (i) "Net patient accounts receivable," less 5% of all receivables other than those payable by Medicare or Texas Medicaid, (ii) "Inventories" and (iii) the "Prepaid expenses;" minus (b) the sum of the amounts reflected on the Interim Balance Sheet in the entries entitled (i) "Accounts payable trade" and (ii) "Accrued expenses."

            2.3 Final Purchase Price Adjustment.

                2.3.1 Final Working Capital Adjustment. Not more than ninety
(90) days after the Closing Date (the "Post Closing Adjustment Date"), Purchaser shall deliver to AHD a balance sheet of AHD as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared using the same methodologies and assumptions used in connection with preparation of the Interim Balance Sheet. AHD shall have thirty (30) days from its receipt of the Closing Balance Sheet to review the Closing Balance Sheet. AHD and Purchaser agree to reasonably cooperate with each other in the preparation and review of the Closing Balance Sheet. On the 120th day following the Closing Date (the "Post Closing Adjustment Date"), AHD will pay to Purchaser any decrease in the Net Working Capital reflected on the Closing Balance Sheet as compared to the Interim Balance Sheet; and Purchaser will pay to AHD any increase in the Net Working Capital reflected on the Closing Balance Sheet as compared to the Interim Balance Sheet.

                2.3.2 Proration. For purposes of the Final Purchase Price Adjustment to the extent not included in AHD's Final Working Capital Adjustment, AHD and Purchaser shall prorate as of the Closing Date, any amounts which become due and payable after the Closing Date which are attributable to the period prior to Closing, and any amounts which are paid prior to the Closing Date which are attributable to the period subsequent to Closing, including without limitation (i) amounts payable with respect to contracts and leases, (ii) ad valorem taxes, if any, on the Assets; (iii) property taxes on the Assets; and
(iv) all utilities servicing any of the Assets, including, without limitation, water, sewer, telephone, electricity and gas service (the "Prorations").

                2.3.3 Payment of Post-Closing Adjustment. On or before the Post Closing Adjustment Date either AHD shall pay Purchaser or Purchaser shall pay AHD in immediately available funds the amount by which the Estimated Working Capital Adjustment is different than the sum of the Final Working Capital Adjustment. At such time, AHD or Purchaser will pay to the other the net amount of Prorations, if any, due to Purchaser or AHD.

            2.4 Dispute of Adjustment. In the event that AHD and/or Purchaser shall dispute the final determinations of the adjustments to the Purchase Price to be effected hereunder and such dispute is not resolved to the mutual satisfaction of AHD and Purchaser within one hundred twenty (120) days after the Closing Date, AHD and Purchaser shall each have the right to require that such disputed determinations other than accounts receivable which shall not be subject to review be submitted to Ernst & Young, L.L.P. acting as experts and not as arbitrators, or to such other certified public accounting firm as AHD and Purchaser may then mutually agree upon in writing, for computation or verification in accordance with the provisions of this Agreement and otherwise where applicable in accordance with generally accepted accounting principles ("GAAP"). The foregoing provisions for certified public accounting firm review shall be specifically enforceable by the parties; the decision of such accounting firm shall be final and binding upon AHD and Purchaser; there shall be no right of appeal from such decision; and such accounting firm's fees and expenses for each such disputed determination shall be borne by the party whose determination has been modified by such accounting firm's report or by both parties in proportion to the relative amount each party's determination has been modified. Any additional payments due under this Agreement shall bear interest until paid in full as specified in Section 2.5.

            2.5 Interest. Unless otherwise provided herein to the contrary, any payment required to be made by any party pursuant to this Agreement other than pursuant to Section 2.1(b) and the Post Closing Adjustment, if not paid on the Closing Date, shall include interest from the Closing Date to the day such payment is made, computed at an annual rate equal to the average prime rate of Morgan Guaranty Trust Company of New York ("Morgan") during such period. The Post Closing Adjustment, if not paid in full on the Post Closing Adjustment Date, shall bear interest from its due date until paid at an annual rate equal to the average prime rate of Morgan during such period.

            2.6 Liabilities Assumed by the Purchaser. In further consideration for the sale of the Assets, on and as of the Closing Date, the Purchaser shall assume and agree to pay, perform and discharge the Assumed Liabilities. For purposes of this Agreement, the term "Assumed Liabilities" shall include, and shall be limited solely to (a) all Assumed Contracts (other than capitalized leases and Memorandum of Understanding between Texas Department of Health and Amarillo Hospital District regarding disproportionate share payments) and operating leases of AHD relating to the operation of the Facilities, which contracts and leases are set forth on Schedules 1.1(a), 1.1(d) and/or Schedule
3.6 hereto, (b) any Medicare recapture liability resulting from the transactions contemplated hereby, (c) all "accounts payable - trade" and "accrued expenses" to the extent of the amount reflected on the Closing Balance Sheet of AHD and used in calculating the Net Working Capital.

            2.7 Liabilities Retained by AHD. Notwithstanding anything to the contrary contained herein, the Purchaser shall not assume any debts, obligations or liabilities of AHD not expressly assumed pursuant to Section 2.6 hereof; and AHD shall continue to be obligated to pay, perform and discharge such debts, obligations and liabilities and hold the Purchaser harmless from any such liabilities, including without limitation:

                (a) any and all obligations for the payment of any long term indebtedness and capital leases (including the current portion of each thereof) relating to the Facilities whether or not set forth on the Closing Balance Sheet;

                (b) any and all accrued interest through the Closing Date;

                (c) any and all actual or contingent liabilities or obligations of or demands upon AHD arising from acts or omissions (actual or alleged) prior to the Closing Date including liabilities or obligations arising from breach by AHD of any Assumed Contract, or any liabilities now existing or which may hereafter exist by reason of any alleged violation or law or Governmental regulation or any other claims arising out of any act or omission of AHD prior to the Closing Date including, without limitation, any malpractice or workers' compensation or other employee health or other insurance claims or liabilities;

                (d) all liabilities arising out of or in connection with the existence of Hazardous Materials (as defined in Section 3.10(d)) upon, about, beneath or migrating or threatening to migrate from the Real Property (as defined in Section 3.6(a)) or the existence of any violation of any Environmental Laws (as defined in Section 3.10(d)) pertaining to any such Real Property or the operation of the Facilities or any other business operated therefrom;

                (e) all liabilities for amounts due or that may become due to Medicare, Medicaid or any other healthcare reimbursement or payment intermediary resulting from cost report or other adjustments other than recapture;

                (f) intercompany liabilities relating to the Assets and the Facilities;

                (g) any liability or obligation to any broker, finder, investment banker or other intermediary engaged by AHD in connection with the sale of the Assets, including, without limitation, the transactions contemplated by this Agreement;

                (h) all self insurance costs;

                (i) AHD's obligations and liabilities arising under this Agreement;

                (j) federal, state and local income taxes, if any, payable with respect to the operation of the Facilities through the Closing Date and "Deferred Tax Revenue";

                (k) sales and other taxes (including, without limitation, use taxes) payable with respect to the operation of the Facilities through the Closing Date or the transactions contemplated hereby;

                (l) any liability for benefits or otherwise that has arisen or may arise under any Employee Plan as described in Section 3.12 hereof; and

                (m) amounts on the Closing Balance Sheet under the caption entitled "Long Term Debt, including current installments;" "Capital Lease Obligations, including current portion;" "Estimated Investment Liability, including current portion;" "Deferred Tax Reserve;" "Estimated Third Party Settlements;" "Other Accrued Expenses" and "Accrued Interest."

            2.8 Instruments of Conveyance and Transfer of Books and Records.

                (a) At the Closing, AHD shall deliver to the Purchaser such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, satisfactory in form and substance to the Purchaser and its counsel, as may be reasonably requested by the Purchaser, in order to convey to the Purchaser good and marketable title to the Assets, free and clear of all Liens except Permitted Encumbrances. AHD shall pay all sales, transfer or stamp taxes, or similar charges, payable by reason of the sale hereunder.

                (b) At the Closing, AHD shall use its reasonable best efforts to deliver to the Purchaser all written consents which are required under any Assumed Contract being assigned to the Purchaser hereunder; provided, however, that as to any Assumed Contract the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to or on the Closing Date, AHD shall deliver to the Purchaser written documentation setting forth arrangements for the transfer of the economic benefit of such Assumed Contracts to the Purchaser as of the Closing Date under terms and conditions acceptable to all the parties hereto, in accordance with the terms of
Section 7.5 hereof.

                (c) At the Closing, AHD shall deliver special warranty deeds to the Real Property owned by AHD in form reasonably acceptable to the Purchaser and its counsel with good and marketable title, free and clear of all Liens other than Permitted Encumbrances and except as described in or permitted by
Section 3.6 hereof. Within thirty (30) days hereof, AHD shall deliver a binding commitment for the issuance of a standard Texas fee owners title insurance policy insuring title to each parcel of Real Property owned by AHD in the Purchaser as prospective fee owner, in an amount determined in accordance with the Appraisal delivered in accordance with Section 7.9 hereof from a title insurance company mutually acceptable to AHD and Purchaser. AHD shall also deliver within thirty (30) days hereof surveys of the Real Property made by a registered land surveyor bearing a certificate addressed to the Purchaser and the title insurance company, signed by the surveyor, certifying that the survey was actually made on the ground and that there are no encumbrances except as shown, and complying with the minimum detail requirements of a Category 1A, Condition II survey, as prescribed by the Manual of Practice for Land Surveying in Texas published by the Texas Surveyors Association. The survey shall show the following items (whether covered by the minimum detail requirements specified above or not): (i) all courses and distances of the boundaries and the legal description of the Real Property; (ii) the location and dimensions of all improvements and their relation to lot lines, set back and building line requirements (whether such requirements are imposed by law, deed or plat); and
(iii) the location of all utilities, rights of way, water courses, drains, sewers and easements, whether above or under ground. AHD shall pay all premiums and other expenses relating to such survey and title insurance policy commitment including, without limitation, the title insurance premium. AHD shall pay all transfer taxes and recording fees payable by reason of the delivery or recording of the special warranty deeds to the Real Property subject to Section 13 hereof.

                (d) Within twenty (20) days following Purchaser's receipt of the preliminary title report or commitment and the documents of record reflected therein, Purchaser shall give written notice (the "Objection Notice"), together with a copy of the title commitment to the attorneys for AHD, of any conditions of title subject to which Purchaser is not obligated to take the Real Property pursuant to the provisions of this Agreement (the "Objections"). If AHD gives Purchaser notice (the "Response Notice") that AHD is unable to convey title to the Real Property as required by this Agreement within thirty (30) days after receipt by AHD of the Objection Notice, Purchaser may elect, by written notice given to AHD within ten (10) days after the Response Notice is given, to (i) accept such title as AHD is able to convey, (ii) extend the time for the cure or removal of the Objections, provided such extension shall not derogate from Purchaser's rights under subpart (iv) below, (iii) cause the Objections to be cured at AHD's expense (or by Purchaser curing the Objections and taking a credit in such amount against the Purchase Price), provided that such expense shall not exceed $5 million in excess of any deeds of trust or similar items which shall all be removed at the cost of AHD, and proceed to the Closing or (iv) terminate this Agreement.

                (e) If AHD shall be unable to convey title to the Real Property in accordance with this Section 2.8 and Purchaser terminates this Agreement, in accordance with clause (iv) of Section 2.8(d), the sole obligation and responsibility of AHD shall be to reimburse Purchaser for all its costs and expenses incurred in connection with the transactions contemplated hereby, including, without limitation, legal and accounting fees and expenses, financing fees, appraisal costs, the cost of title examination, survey costs and fees of structural engineers and environmental consultants and, upon the making of such reimbursement, this Agreement and the lien, if any, of Purchaser against the Real Property shall wholly cease and neither party shall have any further right, obligation or liability to the other.

         3. Representations and Warranties of AHD.

            In order to induce the Purchaser to enter into and perform this Agreement, AHD represents, warrants and agrees as follows:

            3.1 Organization, Authorization, Etc. AHD is a body politic and corporate and a political subdivision of the State of Texas, established and created pursuant to Article IX, Section 5(a) of the Texas Constitution (1958) and Chapter 32, Page 59, Acts of the 56th Legislature (1959) (as it has heretofore been and may be amended), and is validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to execute and deliver and, subject to applicable law, perform this Agreement and to consummate the transactions contemplated hereby.

            3.2 Ownership of Assets. Except as set forth in Schedule 3.2 hereto, AHD is the legal and beneficial owner of the Assets described in Section 1.1 hereto, free and clear of any Liens other than Permitted Encumbrances, and AHD has full right, power and authority subject to applicable law to sell, transfer, assign, convey and deliver all of the Assets to be sold by it hereunder and delivery thereof will convey to Purchaser good and marketable title to said Assets, free and clear of any Liens other than Liens created by the Purchaser and Permitted Encumbrances.

            3.3 Authority and No Conflict. (a) AHD has full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and this Agreement has been duly authorized, executed and delivered by AHD. The execution and delivery of this Agreement by AHD does not, and subject to the receipt of all regulatory approvals and compliance with other requirements of law consummation of the transactions contemplated hereby will not (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of AHD's governing instruments; (b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which AHD is a party or to which the Facilities are subject;
(c) except for undelivered consents to assignment of assumed contracts or leases acceptable to Purchaser, conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which AHD is a party or to which the Facilities are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon the Facilities; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of (i) any material

License (as defined in Section 3.18) relating to the ownership and operation of healthcare facilities or (ii) any other material License; which in each case Purchaser will be unable to obtain in its own name. All action and other authorizations prerequisite to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement have been taken or obtained by AHD. This is a valid and binding agreement of AHD enforceable in accordance with its terms.

                (b) The execution and delivery and, subject to applicable law, the performance by AHD of this Agreement, and subject to applicable law, the performance of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any court or governmental agency of such a nature that the failure to obtain the same would have a Material Adverse Effect on the Assets, and except for such governmental authorizations, consents, approvals, certifications, licenses and orders that customarily accompany the transfer of healthcare facilities such as the Facilities.

            3.4 Financial Statements, Books and Records and Change in Condition.

                3.4.1 Financial Statements Provided. AHD has delivered to the Purchaser true, correct and complete copies of the (i) audited balance sheet of the Facilities as of September 30, 1995 and the related statements of revenues and expenses and changes in fund balance for the 12 months then ended, together with notes to such financial statements, together with a report thereon of Clifton, Gunderson & Co., certified public accountants (the "1995 Financial Statements") and (ii) the unaudited balance sheet of the Facilities as of December 31, 1995 (the "December Balance Sheet") and the related statements of revenues and expenses and changes in fund balance for the three months then ended (the "December Financial Statements").

The 1995 Financial Statements and the December Financial Statements are in accordance with the books and records of the Facilities and have been prepared in accordance with generally accepted accounting principles (except to the extent the December Financial Statements do not contain any footnotes as required by generally accepted accounting principles) consistently followed throughout the periods covered thereby (except as otherwise indicated in the notes thereto), and the balance sheets included therein present fairly as of their respective dates the financial condition of the Facilities. The statements of revenues and expenses and changes in fund balance included in the 1995 Financial Statements and the December Financial Statements present fairly the statements of revenues and expenses and changes in fund balance of the Facilities for the periods indicated, and the notes included in the 1995 Financial Statements and the December Financial Statements present fairly the information purported to be shown thereby. The statements of operations included in the 1995 Financial Statements and the December Financial Statements do not contain any items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

                3.4.2 [Intentionally Left Blank].

                3.4.3 Inventories. All inventories of the Facilities set forth on the December Balance Sheet, and all inventories acquired subsequent to December 31, 1995 (the "Balance Sheet Date") are valued at the lower of cost (applied on a first- in-first-out basis) or market in accordance with generally accepted accounting principles. All inventories included in the Assets consist, and at the Closing will consist, of a quality and quantity usable and saleable in the ordinary course of business without discount or reduction, except for items of obsolete materials, which have been written down on the December Balance Sheets to realizable market value. In AHD's experience, the present quantities of inventory of the Facilities are, and at Closing will be, reasonable and warranted in the present and then circumstances of the Facilities.

                3.4.4 Events Subsequent to the Balance Sheet Date. Since the Balance Sheet Date there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Facilities, whether as a result of any legislative or regulatory change (except those applicable generally to healthcare facilities in the State of Texas), revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise, and, to the best knowledge of AHD, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

            Since the Balance Sheet Date, AHD, with respect to the Facilities, and the Facilities have not (a) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into, all of which were in the ordinary course of business; (b) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the most recent balance sheet included in the December Financial Statements and current liabilities incurred since the Balance Sheet Date in the ordinary course of business [and Bonds]; (c) mortgaged, pledged or subjected to Lien any of their assets, tangible or intangible (including the Assets), other than Liens of current real property taxes not yet due and payable; (d) sold, assigned or transferred any of their tangible assets except in the ordinary course of business, or canceled any debt or claim; (e) sold, assigned, transferred or granted any license with respect to any trademark, trade name, service mark, copyright, trade secret or other intangible asset; (f) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business; (g) suffered any material adverse change in their relations with, or any loss or threatened loss of, any of its material suppliers, managed care contracts, physician relationships or Medicare or Medicaid contracts; (h)(1) except in the ordinary course of business consistent with past practice, entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers or employees, (2) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (3) increased the compensation, bonus or other benefits payable to any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, employees; (i) made any material change in the manner of its business or operations, including without limitation any change in the manner in which any of the Facilities extends credit to patients or otherwise deals with patients; (j) made any material change in any method of accounting or accounting practice, except for any such changes required by reason of a concurrent change in generally accepted accounting principles or disclosed in the December Financial Statements; (k) been the subject of any labor dispute or threat thereof; (l) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; (m) suffered any material decline in the aggregate number of admissions made by members of the medical staff of the Facilities who were among the top twenty admitters in the fiscal year ended September 30, 1995; or (n) entered into any commitment (contingent or otherwise) to do any of the foregoing.

            3.5 Absence of Undisclosed Liabilities. None of AHD, with respect to the Facilities, or the Facilities has any direct debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which is not reflected or reserved against in the December Financial Statements except for
(a) those which are not required by generally accepted accounting principles to be so reflected, and (b) those which were incurred in the ordinary course of business and are usual and 0normal in amount both individually and in the aggregate.

            3.6 Real Property.

                (a) Schedule 3.6 hereto identifies all interests in real property including land and improvements held by AHD which is used or useful by the Facilities in the conduct of their business and operations as of the date hereof, together with the nature of such interest. To the extent that any such interest is shared, Schedule 3.6 also sets forth the nature and proportion of the sharing arrangement. Each of the properties on Schedule 3.6 is identified either as a property in which AHD holds all or a portion of the fee title (individually, an "Owned Property" and collectively, the "Owned Properties"), or all or a portion of a leasehold estate in the property (individually, a "Leased Property" and collectively, the "Leased Properties"). The Owned Properties and the Leased Properties are collectively referred to herein as "Real Property."

                (b) As of Closing, AHD will convey good, valid and marketable title to each Owned Property free and clear of all Liens whatsoever except for Permitted Encumbrances identified in Schedule 3.6. As of Closing, AHD's occupation, possession and use of the Leased Properties has not been disturbed and no claim has been asserted or, to the best knowledge of AHD, threatened, except as set forth on Schedule 3.6, adverse to the respective rights of AHD to the continued occupation, possession and use of the Leased Properties, as currently utilized and as presently contemplated to be utilized.

                (c) All buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Real Property, including but not limited to the roofs and structural elements thereof (other than the roof which is being repaired at a cost of approximately $1.4 million pursuant to contract to be paid for by Purchaser, and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein (collectively, the "Improvements") are in good operating condition and repair, subject to normal wear and maintenance and are usable in the regular and ordinary course of business, and no material maintenance, repair or replacement thereof has knowingly been deferred. There are no unsatisfied requests for any material repairs, restorations or improvements to the Real Property and Improvements from any person, including without limitation any foreign or domestic court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), there are no ongoing material repairs to the Real Property and Improvements being made by or on behalf of AHD and all material repairs have been paid for. No portion of the Real Property has suffered any material damage by fire or other casualty which heretofore has not been completely repaired and restored. No Person other than AHD owns any Improvements necessary to the operation of the business of the Facilities, except for leased Improvements disclosed on Schedule 3.6. The walls, roof and subterranean portions, if any, of the Improvements presently are, and as of the Closing will be, sound and watertight and presently there is, and as of the Closing there will be, no water, chemical or gaseous seepage, diffusion or other intrusion into said buildings, including any subterranean portions which would impair the beneficial use of the Real Property and Improvements by the Purchaser.

                (d) The use and operation of the Real Property and Improvements by AHD is lawful and in compliance with all use statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including without limitation, zoning and land use laws (collectively, "Use Laws") of every Governmental Entity having jurisdiction over any such Real Property and Improvements except where failure to comply would not have material adverse effect on the Hospital or Purchaser's ability to operate the Hospital in the manner currently operated. As of Closing, the construction and use of the Improvements on each parcel of Real Property is lawful and in compliance with all use statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including without limitation, all laws relating to the construction and safety of the Improvements and access thereto by the handicapped (collectively, "Construction Laws" and, collectively with the Use Laws, "Real Property Laws") of every Governmental Entity having jurisdiction over any such Improvements except where failure to comply would not have material adverse effect on the Hospital or Purchaser's ability to operate the Hospital in the manner currently operated. Effective as of the Closing, the Purchaser shall have the right under all Real Property Laws to continue the use and operation of the Real Property and Improvements for their current uses in the operation of the business of the Facilities. None of AHD or the Facilities has received any notice of any uncured violation of or pending investigation regarding any Real Property Laws. As of Closing, none of the Real Property or the Improvements, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting the Real Property and/or Improvements in any manner which would, individually or in the aggregate, interfere in any material respect with

(i) the use, occupancy or operation thereof as currently used, occupied and operated or (ii) receiving a title insurance policy which would only contain exceptions normally acceptable to a mortgagee. To the best knowledge of AHD, no building or structure of any third party encroaches upon the Real Property or any easement or right of way benefitting the Real Property. The Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Real Property Law. To the extent they exist, AHD has provided the Purchaser with copies of the most recent title reports in their possession relating to the Real Property and all title insurance policies currently in effect with respect to such Real Property.

                (e) AHD has not received notice of, nor does it otherwise have knowledge of, any condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have a material adverse effect on the use and operation of any portion of the Real Property and/or Improvements as currently conducted or for their respective intended purposes by the Purchaser or the value of any material portion of the Real Property or Improvements, nor has AHD received notice of any special improvements, liens, assessments or assessment proceedings affecting any of the Real Property or Improvements, nor has AHD received any written notice of uncured violation or pending claimed violation of any Real Property Law.

                (f) As of Closing, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law or by the current use and operation of the Real Property and Improvements are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are fully operable and are adequate to service the Real Property and

Improvements as currently used in the operation of the business of the Facilities and to permit full compliance with the requirements of all Real Property Laws. AHD has no knowledge or notice of any fact or condition which could result in the termination or reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real Property.

                (g) As of Closing, all licenses, permits, certificates (including without limitation certificates of occupancy), easements and rights of way, including proof of dedication, required from all Governmental Entities having jurisdiction over the Real Property for the use and operation of the Real Property and Improvements as currently used in the operation of the business of the Facilities and to ensure vehicular and pedestrian ingress to and egress from the Real Property have been obtained, except where the failure to obtain any such license, permit, certificate, easement or right of way would not have a material adverse effect on the value or use of the Real Property by the Purchaser. The transactions contemplated hereby will not require the issuance of any new or amended license, permit or certificate other than a hospital operating license and related licenses.

                (h) None of the Real Property is located in an area identified as a "flood hazard area" by the United States Department of Housing and Urban Development except as shown in the survey to be attached as part of Schedule 3.6 hereto which, to the best knowledge of AHD is accurate and complete in all respects. AHD has not granted any easements or entered into an arrangement or agreement since the date of such survey which would cause any change to be made in such survey if such survey was performed as of the date hereof.

            3.7 Property to Operate Facilities. The Assets constitute, in the aggregate, all the assets and property necessary for the conduct of the Facilities as currently conducted. All the assets and property of AHD necessary or useful in the conduct of the Facilities are located at the Real Property. All tangible personal property is in good operating condition and repair, reasonable wear and tear excepted, and is suitable for use in the ordinary conduct of the operations of the Facilities, and no maintenance, repair or replacement has knowingly been deferred except to the extent such assets have been written down or written off on the September Balance Sheet.

            3.8 Trade Names, Trademarks, Copyrights, Etc. Schedule 3.8 contains a schedule of all trade names, trademarks, service marks, copyrights, patents or applications for patents, and trade secrets used by AHD in the operation of the Facilities and their respective businesses or in which they have any rights (including licenses), together with a brief description of each. To the best of AHD's knowledge, AHD has not infringed, or is now infringing, any trade name, trademark, service mark, copyright, patent or trade secret belonging to a third party and AHD has not received any notice of infringement upon or conflict with the asserted rights of others. Except as set forth on Schedule 3.8 hereto, none of such names, marks, copyrights or patents, however, are registered with the United States Patent and Trademark Office or the United States Copyright Office. To the knowledge of AHD there are no trade names, trademarks, service marks, copyrights, patents or applications for patents and trade secrets other than those listed on Schedule 3.8 which are necessary for the conduct of the respective businesses of the Facilities as now being conducted, the loss of which could materially and adversely affect the prospects, operations or condition, financial or otherwise, of the Facilities.

No director, officer, or, to the best knowledge of AHD, employee, of AHD or any Facility or any predecessor has any interest in any of the foregoing rights.

            3.9 Litigation. Except as set forth on Schedule 3.9 hereto, there is no action, suit, arbitration, proceeding or investigation pending or, to the best knowledge of AHD, threatened against or affecting the Facilities or any of their respective properties or rights by or before any Governmental Entity, or any basis in fact therefor known to AHD, against or involving the Facilities or any of their respective officers, directors or employees, assets or business, whether at law or in equity.

            3.10 Compliance with Laws; Environmental Matters.

                 (a) The Facilities are in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of their respective properties or business (including without limitation any that relate to the ownership and operation of hospitals and healthcare facilities, consumer protection, health and safety, products and services, proprietary rights, anti-competitive practices, collective bargaining, equal opportunity and improper payments), except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a material adverse effect on the condition, financial or otherwise, of the Facilities. None of AHD or the Facilities, or to the best knowledge of AHD, any director, officer, consultant or employee of AHD or the Facilities, is in default with respect to any order, writ, injunction or decree, known to, or served upon, AHD, of any Governmental Entity. To the best knowledge of AHD, there is no existing law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict the Facilities from, or otherwise materially adversely affect any Facility in, conducting its business in any jurisdiction in which it is now conducting business or in which it currently proposes to conduct business.

                (b) AHD has not received any notice of any uncured claim, requirement or demand of any Governmental Entity having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over the Facilities or their business to rework or redesign the Facilities, professional staff or professional services, procedures or practices in any material respect or to provide additional furniture, fixtures, equipment or inventory so as to make such Facilities conform to or comply with applicable law.

                (c) AHD, with respect to the Facilities, the Facilities and their respective officers and directors, and persons who provide professional services under agreements with AHD (in such capacity and on behalf of AHD) or any of the Facilities have not engaged in any activities which are prohibited under any Laws, or the regulations promulgated pursuant to such Laws or related state or local laws, statutes or regulations or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;
(iii) presenting or causing to be presented a claim for reimbursement for services under Medicare, Medicaid, or other state healthcare programs that is for an item or service that is known or should be known to be (a) not provided as claimed, or (b) false or fraudulent; (iv) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

(v) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or other state healthcare program, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or other state healthcare program; (vi) knowingly making a payment, directly or indirectly, to a physician as an inducement to reduce or limit services to individuals who are under the direct care of the physician and who are entitled to benefits under Medicare, Medicaid, or other state healthcare programs; (vii) providing to any person information that is known or should be known to be false or misleading that could reasonably be expected to influence the decision when to discharge a patient from a Facility; (viii) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (a) the conditions or operations of a Facility in order that the Facility may qualify for Medicare, Medicaid or other state healthcare program certification, or (b) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C. Section 1320a-3); (ix) knowingly and willfully (a) charging for any Medicaid service money or other consideration at a rate in excess of the rates established by the state, or (b) charging, soliciting, accepting or receiving, in addition to amounts paid by Medicaid, any gift money, donation or other consideration (other than a charitable, religious or other philanthropic contribution from an organization or from a person unrelated to the patient) (x) as a precondition of admitting the patient, or (y) as a requirement for the patient's continued stay in the Facility.

                (d) (i) Specifically, without limiting the representations contained in subsection (a) hereof, AHD has obtained for the Facilities all material permits, licenses and other authorizations which are required to conduct the business of the Facilities under all Federal, state, county and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, concessions, grants, franchises, agreements or governmental restrictions relating to the environment or the general treatment, storage, recycling, transportation, release or disposal of any Hazardous Materials (as defined below) into the environment (collectively, "Environmental Laws"). The Facilities are in compliance (1) with the terms and conditions of all such permits, licenses and authorizations and (2) with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to any of them in connection with the conduct of their business or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under any Environmental Law. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of AHD, threatened by any Governmental Entity or any executive, legislative, judicial, regulatory or administrative entity with respect to any alleged failure by AHD to have any permit, license or authorization required in connection with the generation, treatment, storage, recycling, transportation, release or disposal of any pollutant, toxic or hazardous material, hazardous substance, hazardous constituent or waste of any kind as defined under any Environmental Laws (collectively "Hazardous Materials") generated by or relating to any Facility or any of its respective properties (or any predecessor to any of the businesses or assets of the Facilities with respect to such businesses or assets) whether or not occurring at or on property owned, leased or operated by AHD or the Facilities. No Facility has, nor are any of its respective properties subject to, any material liability, contingent or otherwise, arising out of or resulting from the release, leakage, pouring, emission, emptying, injection, pumping, escaping, leaching, dumping, discharge, spillage, storage, burying or other disposal, whether on its own premises or through other persons, of any Hazardous Materials. Except as disclosed on Schedule 3.10, there are no Hazardous Substances (as such term is defined in the Comprehensive Environment Response, Compensation and Liability Act of 1980 ("CERCLA") and equivalent state laws) upon, beneath or migrating or threatening to migrate from the Real Property, and except as set forth on Schedule 3.10 hereto, there are no underground storage tanks for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by AHD, with respect to the Facilities or any Facility and there are no encumbrances in favor of any Governmental Entity for (A) any liability under Environmental Laws or (B) damages arising from or costs incurred by such Governmental Entity in response to a release or threatened release of Hazardous Substances into the environment (collectively, "Environmental Encumbrances") arising under or pursuant to any Environmental Laws, and no governmental actions have been taken or are in process which could reasonably be anticipated to subject the business of the Facilities to such Environmental Encumbrances and no Facility is required to place any notice or restriction relating to the presence of Hazardous Substances at any Facility.

            3.11 Contracts.

                 (a) Neither AHD, with respect to the Facilities, nor any of the Facilities has any existing contract, obligation or commitment (written or oral) (other than such other contracts which individually involve the annual expenditure of $10,000 or less and in the aggregate do not require annual expenditures in excess of $250,000, and such other contracts for goods and services entered into in the ordinary course of business which are not specifically excluded by the terms of this Agreement and which are terminable upon not more than six months' notice without penalty) of any nature, including without limitation the following, except for contracts listed in Schedule 3.11:

                    (i) Employment, bonus, severance or consulting agreements, retirement or similar plans;

                    (ii) Loan or other agreements, notes, indentures, or
                instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of AHD with respect to the Facilities or of any Facility or any agreement or instrument evidencing any guaranty by AHD or any Facility of payment or performance by any other person;

                    (iii) Agreements with any labor union or collective
                bargaining organization or other labor agreements;

                    (iv) Any contract or series of contracts with the same
                person for the furnishing or purchase of equipment, goods or services;

                    (v) Any joint venture contract or arrangement or other
                agreement involving a sharing of profits or expenses to which AHD, with respect to the Facilities, or any Facility is a party or by which any of them is bound;

                    (vi) Agreements which would, after the Closing Date, limit the freedom of the Purchaser to compete in any line of business or in any geographic area or with any person;

                    (vii) Agreements providing for acquisition or disposition of the assets, businesses or a direct or indirect ownership interest in any Facility;

                    (viii) Any lease under which AHD, with respect to the
                Facilities, or any Facility is either lessor or lessee;

                    (ix) Any contract, commitment or arrangement not made in the ordinary course of business of AHD or any Facility, including without limitation, any powers-of-attorney giving any person authority to act on behalf of any Facility;

                    (x) Any license, agreement, or arrangement, whether as
                licensor, licensee, or otherwise, with respect to any trade name, trademark, service mark, copyright, patent or trade secret;

                    (xi) Any contract or series of contracts, commitments or
                arrangement relating to the provision of goods or services for any Facility by any person who is related to, or an affiliate of, AHD or any Facility or any officer or director of any Facility, and any contract or series of contracts, commitments or arrangement relating to the provision of goods or services for any Facility by any person the terms of which were not determined on an arms' length basis;

                    (xii) Any contract with any managed care, preferred provider or other similar entity;

                    (xiii) Any patient care or pharmacy vending contract not
                entered into in the ordinary course of business; or

                    (xiv) Agreements with any Governmental Entity, including
                without limitation Medicare and Medicaid provider agreements and indigent care contracts.

True and correct copies of all contracts, agreements, arrangements and similar instruments set forth on Schedule 3.11 have been provided to the Purchaser except as otherwise indicated thereon. Each contract, agreement, arrangement, plan, lease (including lease agreements with respect to the Leased Properties under which AHD is either lessor or lessee) or similar instrument to which AHD is a party, whether or not listed on Schedule 3.11 (collectively, the "AHD Contracts"), is a valid and binding obligation of AHD and, to the best knowledge of AHD, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any AHD Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof), and AHD is not nor, to the best of knowledge of AHD, is any other party thereto in breach of any material provision of, nor is in default in any material respect under the terms of (and, to the best knowledge of AHD, no condition exists which, with the passage of time, the giving of notice, or both (including consummation of the transactions contemplated hereby), would result in a material default under the terms of), any of the AHD Contracts.

                (b) Except as listed on Schedule 3.11, (i) no purchase contracts or commitments of AHD as they relate to a Facility continue for a period of more than 12 months or are in quantities or amounts in excess of the normal, ordinary, usual and current requirements of its respective business or in excess of market prices generally available to purchasers of similar quantities; (ii) no AHD Contract requires any Facility to provide services at a fixed price; (iii) AHD does not have, as it relates to a Facility, outstanding any bid, contract, commitment or proposal either (x) continuing for a period of more than 12 months or (y) quoting prices which will not result in profits consistent with past experience; and (2) none of such AHD Contracts obligates any Facility to perform services which AHD knows or has reason to believe are pursuant to terms or conditions a Facility cannot reasonably expect to satisfy or fulfill in its entirety.

            3.12 Employee and Labor Matters and Plans.

                 (a) Schedule 3.12 lists each of the following plans, contracts, policies and arrangements which is or, within six years prior to the date hereof, was sponsored, maintained or contributed to by, or otherwise binding upon, AHD, with respect to the Facilities, or in the case of an "employee pension plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), any person, firm or entity (whether or not incorporated) which, by reason of its relationship with AHD, is required to be aggregated with AHD under Sections 414(b), 414(c) or 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or which, together with AHD, is a member of a controlled group within the meaning of Section 4001(a) of ERISA (an "ERISA Affiliate"), for the benefit of any current or former employee or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, (ii) any personnel policy and
(iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in
Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "Employee Plan").

                (b) With respect to each Employee Plan, AHD has delivered to the Purchaser true and complete copies of (i) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including without limitation any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan and (ii), where applicable, (1) the last two annual reports (5500 series) filed with the Internal Revenue Service (the "IRS") or the Department of Labor, (2) the most recent balance sheet and financial statement, (3) the most recent actuarial report or valuation statement, (4) the most recent determination letter issued by the IRS, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the IRS or the Department of Labor within the last six years and any application therefor which is currently pending and (5) the last PBGC-1 filed with the United States Pension Benefit Guaranty Corporation (the "PBGC").

                (c) Each Employee Plan has been maintained and administered in accordance with its terms and in substantial compliance with the provisions of applicable law, including without limitation applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan have been made timely and in accordance with the governing documents and in substantial compliance with applicable law. With respect to each Employee Plan, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor, the PBGC or any other Governmental Entity; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or threatened; and
(iii) to the best knowledge of AHD, no fact exists which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to any Facility or the plan assets.

                (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, to the best knowledge of AHD, there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect.

                (e) Schedule 3.12 identifies each funded Employee Plan which is an employee pension plan within the meaning of Section 3(2) of ERISA (other than a multiemployer plan within the meaning of Section 3(37) of ERISA). With respect to each such Employee Plan, (i) the Employee Plan is a qualified plan under
Section 401(a) or 403(a) of the Code, and its related trust is exempt from Federal income taxation under Section 501(a) of the Code, (ii) a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or, to the best knowledge of AHD, operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or could cause the loss of such status, (iii) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code, (iv) with respect to each such Employee Plan which is covered by Section 412 of the Code, there has been no accumulated funding deficiency, whether or not waived, within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, and there has been no failure to make a required installment by its due date under Section 412(m) of the Code and (v) with respect to each such Employee Plan which is covered by Title IV of ERISA, (1) no reportable event within the meaning of
Section 4043(b) of ERISA and the regulations thereunder has occurred, (2) no notice of intent to terminate the plan has been provided to participants or filed with the PBGC under Section 4041 of ERISA, nor has the PBGC instituted or threatened to institute any proceeding under Section 4042 of ERISA to terminate the plan, (3) no liability has been incurred under Title IV of ERISA to the PBGC or otherwise (except for the payment of PBGC premiums) and (4) in the case of a defined benefit pension plan, the value of the plan assets exceeds the total present value of the plan's benefit liabilities on a plan termination basis based upon actuarial assumptions and asset valuation principles applied by the PBGC. Neither AHD nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(f) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan which is a pension plan subject to Section 4064(a) of ERISA.

                (f) Each trust which is intended to be exempt from Federal income taxation pursuant to Section 501(c)(9) of the Code has been identified as such on Schedule 3.12, and each such trust satisfies the requirements of that Section and is covered by a favorable IRS determination letter, and neither the trust nor any related plan has been amended or, to the best knowledge of AHD, operated since the date of the most recent determination letter in a manner which would adversely affect such exempt status.

                (g) No Employee Plan listed on Schedule 3.12 is a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither AHD nor any ERISA Affiliate is, or within six years prior to the date hereof was, obligated to contribute or otherwise a party to any such multiemployer plan. Neither AHD nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability under Title IV of ERISA (either as a contributing employer or as part of a controlled group which includes a contributing employer) in connection with a complete or partial withdrawal from a multiemployer plan, and no ERISA Affiliate has received notice from any such multiemployer plan that the plan is in reorganization or insolvency pursuant to Sections 4241 or 4245 or ERISA or that the plan is intended to terminate or has terminated under Sections 4041A or 4042 of ERISA.

                (h) AHD and its respective ERISA Affiliates have complied in all material respects with the provisions of Section 4980(B) of the Code with respect to any Employee Plan or benefit arrangement which is a group health plan within the meaning of Section 5001(b)(1) of the Code. With respect to the Facilities, AHD does not maintain, contribute to, or is not obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services. Except as set forth in Schedule 3.12, AHD has reserved the right to unilaterally terminate and/or amend each Employee Plan at any time.

                (i) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan.

                (j) Schedule 3.12 sets forth a complete and accurate list showing the names, titles, length of employment or service, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively), fringe benefits, and the amount of accrued bonuses, vacation, sick leave, maternity leave and other leave of all current officers of each Facility or any ERISA Affiliate and of all employees of or consultants to each Facility or any ERISA Affiliate that received, for the year ended September 30, 1995, annual base salary or other compensation in excess of $60,000. Except as set forth on Schedule 3.12, none of such personnel is a party or subject to any oral or written employment, bonus, pension, profit-sharing, deferred compensation, percentage compensation, employee benefit (including without limitation medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, plans or commitments. AHD is not in default with respect to any of the foregoing obligations. With respect to the Facilities, AHD is not in default with respect to any withholding or other employment taxes or payments with respect to accrued vacation or severance pay on behalf of any employee for which it is obligated on the date hereof and will maintain and continue to make all such necessary payments or adjustments arising through the Closing Date. To the best knowledge of AHD, no officer or employee listed on Schedule 3.12, and no group of any Facility's, or any ERISA Affiliate's employees, has any plans to terminate their employment. Neither any Facility nor any ERISA Affiliate has instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees.

                (k) Schedule 3.12 comprises a complete and correct list of (i) the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees, officers, directors or consultants of AHD who are engaged in the conduct of the business and operations of the Facilities; and (ii) the amount of accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel. There have been no audits of the equal employment opportunity practices of the Facilities and, to the best knowledge of AHD, no basis for such claim exists. There is no strike, dispute, slowdown or stoppage pending or threatened against or involving any Facility and none has occurred since January 1, 1989. Neither AHD nor any Facility has received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

                (l) Schedule 3.12 sets forth all outstanding loans and other advances (other than travel advances in the ordinary course of business which do not exceed $1,000 per individual) made by AHD, with respect to the Facilities, or any Facility to any of its officers, directors, employees or consultants.

            3.13 Insurance Policies. Schedule 3.13 contains a correct and complete description of all insurance policies of AHD covering the Facilities and their respective employees, agents and assets. Each such policy is in full force and effect, is covered by self-insurance or responsible commercial insurance carriers and, to the best knowledge of AHD, is adequate in coverage and amount to insure fully against risks to which the Facilities and their employees, businesses, properties and other assets may be exposed in the operation of their respective businesses. All retroactive premium adjustments under any worker's compensation policy of AHD, with respect to the Facilities, have been recorded in the Facilities' respective financial statements in accordance with generally accepted accounting principles and are reflected in the 1995 Financial Statements and the December Financial Statements. All premiums with respect to such insurance policies have been paid on a timely basis, and no notice of cancellation or termination has been received with respect to any such policy. To the best knowledge of AHD, neither AHD nor any Facility has failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by AHD, with respect to the Facilities, or any Facility as to which the insurers have denied coverage or otherwise reserved rights. No Facility has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since the date it commenced operations within the past two years.

            3.14 Records. AHD has records that accurately and validly reflect the Facilities' transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with each of their respective management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles.

            3.15 Professional Staff, Medicare, Medicaid and Other Healthcare Programs.

                 (a) The professional staff of the Facilities consist substantially of the persons whose names and status are set forth on Schedule
3.16 hereto.

                 (b) Each Facility is certified for participation in the Medicare and Texas Medicaid programs, and has a current and valid provider contract with such programs.

                 (c) AHD and the Facilities have timely filed or caused to be timely filed all cost reports and other reports of every kind whatsoever required by any Governmental

Entity to be made by them with respect to the purchase of services by third-party purchasers, including but not limited to Medicare and Medicaid programs and other insurance carriers and, subject to normal adjustments (that shall not be material and adverse) to such reports upon audit or review by such third parties, all such reports are complete and accurate in all material respects. AHD and the Facilities have paid or caused to be paid all refunds, discounts or adjustments which have become due pursuant to said reports and there is no further liability now due (whether or not disclosed in any report heretofore or hereafter made) for any such refund, discount or adjustment, and no interest or penalties accruing with respect thereto, except as may be disclosed in the 1995 Financial Statements or the December Financial Statements. AHD has delivered to the Purchaser true and correct copies of all of their Medicare and Medicaid Cost Reports submitted by the Facilities for the two most recent fiscal years.

                 (d) AHD and the Facilities and their respective affiliates and, to the best knowledge of AHD and the Facilities, their respective officers and directors (acting in their individual and non-representative capacities), and persons who provide professional services under agreements with any Facility or their respective affiliates (in such capacity and on behalf of AHD), have not engaged in any activities which (i) could subject such person to sanctions under 42 U.S.C. Section 1320a-7 (other than subparagraph (b)(7) thereof) or (ii) at the time such activities were engaged in were known or reasonably could have been known to be prohibited under Federal Medicare and Medicaid statutes, 42 U.S.C.Section Section 1320a-7a and 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations.

            3.16 Facility Surveys. True and complete copies of any and all licensure survey reports and any and all Medicare and/or Medicaid and JCAHO survey reports issued within the 24-month period preceding the execution of this Agreement with respect to each Facility for which surveys are conducted by the appropriate state or Federal agencies and JCAHO having jurisdiction thereof have been furnished to the Purchaser, along with true and complete copies of any and all plans of correction which the agencies in question required to be submitted in response to said survey reports.

            3.17 Suppliers and Providers of Services.

                (a) Schedule 3.17 lists all suppliers of goods to, and providers of services to, the Facilities (collectively, "Suppliers") to which AHD or the Facilities made payments during the fiscal year ended September 30, 1995, in excess of five percent of any Facilities' operating expenses as reflected on its statement of operations for such year.

                (b) Neither AHD nor any Facility has any information which might reasonably indicate that any of the Suppliers listed on Schedule 3.17 intends to cease selling or rendering services to, or dealing with, the Facilities, nor has any information been brought to their attention which might reasonably lead them to believe any such Supplier intends to alter in any material respect the amount of sales or service or the extent of dealings with the Purchaser, or would alter in any material respect the sales or service or dealings in the event of the consummation of the transactions contemplated hereby.

            3.18 Licenses. Each Facility and its respective officers, directors and employees possess all governmental registrations, certificates of need, consents, qualifications and accreditations relating to the ownership or operation of the Facilities, and other material licenses, permits, authorizations and approvals that are required by every Governmental Entity for the conduct of the business of such Facility and the use of its properties as presently conducted or used including without limitation all material licenses required under any Federal, state or local law relating to, public health and safety, or employee health and safety

(collectively, "Licenses"). Schedule 3.18 contains a true and complete list of the Licenses, exclusive of any Licenses with respect to state or local sales, use or other Taxes (as defined in Section 3.19). All of the Licenses are in full force and effect and no action or claim is pending nor, to the best knowledge of AHD and the Facilities, is threatened to revoke or terminate any License or declare any License invalid in any material respect. Neither AHD nor any Facility or any of its officers or directors or, to the best knowledge of AHD and the Facilities, employees is in default in any material respect under any of such Licenses and, to the best knowledge of AHD and the Facilities, other than as set forth on the Facility survey reports referred to in Section 3.16, copies of which have been provided to the Purchaser, no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder, which default could reasonably be expected to have a material adverse effect on the business or operations of any Facility.

            3.19 Taxes.

                 (a) Except as specifically set forth in Schedule 3.19, (i) AHD has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports of Taxes (which for the purposes of this Agreement shall include all U.S. federal, state, local and foreign income, profits, franchise, unincorporated business, capital, general corporate, sales, use, occupation, property, excise and any and all other taxes) relating to the Assets or the Facilities that are or were required to be filed with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (ii) all Taxes (including interest, additions to tax and penalties thereon together with interest on such additions to tax and penalties) relating to the Assets or the Facilities that are due from or may be asserted against the Facilities (including deferred taxes) in respect of or attributable to all periods ending on or before the Closing Date have been fully paid, deposited or adequately provided for on the books and financial statements of the Facilities or are being contested in good faith by appropriate proceedings, (iii) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (i) which might be determined adversely to AHD or the Facilities and which would have a material adverse effect on the Facilities, (iv) the Facilities have not given or been requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes relating to the Facilities, and (v) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of the Facilities are in force as of the date hereof with respect to any of the assets of the Facilities.

                 (b) To the best of AHD's and the Facilities' knowledge, all deficiencies proposed in writing by taxing authorities which would have a material adverse effect on the Facilities have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings.

                 (c) All Taxes relating to the Assets or the Facilities that AHD or the Facilities are or were required by law to withhold, to deposit or to collect have been duly withheld, deposited or collected and, to the extent required, have been paid to the relevant taxing authority or have been accrued and reflected in the accounts of the Facilities.

            3.20 Tax Returns Through Closing Date. AHD shall prepare and file on a timely basis all required reports and returns of Taxes relating to the Assets or the Facilities with respect to all periods through and including the Closing Date and shall pay or cause to be paid when due all Taxes relating to the Assets or the Facilities for such periods, including any interest, additions to tax or penalties thereon together with interest on such additions to tax or penalties except as otherwise assumed by the Purchaser pursuant to this Agreement. AHD shall be entitled to receive any tax refund of Taxes attributable to the Assets or conduct of the Facilities in respect of any period prior to and through the Closing Date to the effect paid by AHD.

            3.21 Subsequent Liability. If, subsequent to the Closing Date, any liability for Taxes relating to the Assets or the conduct of the Facilities is imposed on the Purchaser with respect to any period prior to and through the Closing Date which has not otherwise been assumed by the Purchaser pursuant to this Agreement, then AHD shall indemnify and hold the Purchaser harmless, from and against, and shall pay, the full amount of such Tax liability, including any interest, additions to tax and penalties thereon, together with interest on such additions to tax or penalties (as well as reasonable attorneys' or other fees and disbursements of the Purchaser incurred in determination thereof or in connection therewith), or AHD shall, at its sole expense and in its reasonable discretion, either settle any Tax claim that may be the subject of indemnification under this Section 3.21 at such time and on such terms as they shall deem appropriate or assume the entire defense thereof, provided, however, that AHD shall not in any event take any position in such settlement or defense that subjects the Purchaser to any civil fraud or any civil or criminal penalty. Notwithstanding the foregoing, AHD shall not consent, without the prior written consent of the Purchaser, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any item which would, in any manner whatsoever, affect the tax liability of the Purchaser for a period subsequent to the Closing Date.

            3.22 FIRPTA Affidavits. At the Closing, AHD shall execute and deliver to the Purchaser affidavits complying in all respects with Section 1445(b)(2) of the Code and the Purchaser agrees that, except as otherwise provided in Section 1445(b)(7) of the Code and the Treasury Regulations promulgated pursuant thereto, upon the execution and delivery of such affidavits to the Purchaser, no deduction shall be made or claimed against the Purchase Price of the Assets by reason of the requirements of Section 1445 of the Code.

            3.23 No Illegal or Improper Transactions. Neither AHD nor any of the Facilities, nor any of AHD's or the Facilities' directors, officers, affiliates, employees acting on behalf of AHD, directly or indirectly used funds or other assets of any Facility, or made any promise or undertaking in such regard, for
(a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of any Facility.

            3.24 No Misleading Statements. This Agreement, the information and schedules referred to herein and the information that has been furnished to the Purchaser in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to AHD or the Facilities which materially adversely affects or in the future may (so far as AHD or the Facilities can now reasonably foresee) materially adversely affect the business, condition (financial or otherwise), property or assets of the Facilities which has not been set forth herein other than those of general applicability to healthcare facilities in Texas..

            3.25 No Broker. AHD represents and warrants that it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement.

         4. Representations and Warranties of the Purchaser and UHS.

            In order to induce AHD to enter into and perform this Agreement, the Purchaser and UHS, jointly and severally, represent and warrant as follows:

            4.1 Organization. Each of UHS and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Each of UHS and the Purchaser is duly qualified to transact business as a foreign corporation in each state in which the nature of the business conducted by it or its ownership or leasing of property make such qualification necessary.

            4.2 Authority and No Conflict. Each of UHS and the Purchaser has the full power and authority to execute, deliver and carry out its obligations under this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. This Agreement has been duly authorized, executed and delivered by each of UHS and the Purchaser, and the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any conflict, breach or violation of, or default under, any statute, judgment, order, decree, mortgage, agreement, deed of trust, indenture or other instrument to which UHS or the Purchaser is a party or by which either of them is bound. All action and other authorizations prerequisite to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement have been taken or prior to the Closing Date will have been obtained by UHS and the Purchaser. This is a valid and binding agreement of UHS and the Purchaser enforceable against each of them, respectively, in accordance with its terms.

            4.3 Defaults, Consents, Etc. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a material violation by UHS or the Purchaser of, or constitute a default by UHS or the Purchaser under, any material contractual obligation of UHS or the Purchaser or any legal requirement applicable to UHS or the Purchaser. No approval, consent, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any governmental authority or any other person, including, without limitation, any party to any contractual obligation of UHS or the Purchaser, is required to be made by or on behalf of UHS or the Purchaser for the execution, delivery or performance of this Agreement by UHS and the Purchaser except for those contemplated hereby or which have been or will be obtained or for which waivers will be obtained prior to the Closing.

            4.4 No Broker. UHS and the Purchaser represent and warrant that neither of them has dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as they know, no broker or other person is entitled to any commission or finder's fee in connection with any of such transactions.

         5. Obligations Before and After Closing.

            A. From and after the date hereof until the Closing Date, AHD agrees that:

               5.1.1 Access to Premises and Information. The Purchaser, UHS and their counsel, accountants, and other representatives will have reasonable access during normal business hours to the Facilities and to all properties, books, accounts and records, contracts and documents of or relating to the business of the Facilities, provided that such access shall not interfere with the operation of the Facilities. AHD will furnish or cause to be furnished to the Purchaser, UHS and their representatives all data and information within AHD's possession or control concerning the business, finances, and properties of AHD and the Facilities that may reasonably be requested.

                5.1.2 Conduct of Business in Ordinary Course. AHD will conduct the business of the Facilities (including the operation of the Facilities) diligently, in the ordinary course and in substantially the same manner as such business has previously been conducted, and will not make or institute any unusual or novel purchase, sale, lease, management, accounting policy or operation that will vary materially from those methods used by it during the 12 month period ending on the date of this Agreement.

                Without limiting the foregoing, from the date hereof until the Closing Date, as it relates to the Facilities and their operation, AHD will (i) not increase any compensation payable to any employees or consultants of the Facilities (except in the ordinary course of business); (ii) not enter into, amend or terminate any material contract, agreement, permit or lease without the prior written consent of the Purchaser; (iii) not enter into any commitment to borrow money, mortgage, pledge, or subject to lien, charge or encumbrance any of the Assets except in the ordinary course of business or as contemplated hereunder; (iv) not sell or transfer any of the Assets or cancel any claim applicable to the Facilities except in the ordinary course of conduct of business or as contemplated hereunder; (v) keep in full force and effect all insurance relating to the business of Facilities, comparable in amount and scope of coverage to that now maintained; (vi) perform all material obligations under Licenses, the AHD

Contracts and other documents relating to or affecting conduct of business of the Facilities, all in the same manner as heretofore performed; (vii) use its best efforts to maintain and preserve the Assets, the Facilities, their good will and relationships with their officers, employees, Suppliers, professional staff and others having a business relationship with them, and maintain all Licenses requisite to the conduct of the Facilities' businesses as now conducted; and (viii) maintain in working condition all equipment, and other personal property, reasonable wear and tear excepted.

                5.1.3 Representations and Warranties True at Closing. All representations and warranties of AHD set forth in this Agreement will also be true and correct as of the Closing Date as if made on that date. It is understood and agreed that AHD has not provided the Schedules to Purchaser as of the date of this Agreement. AHD undertakes to provide such Schedules within ten
(10) business days of the date hereof. AHD further undertakes to revise and update all Schedules hereto as may be necessary from the date hereof until the Closing Date. No such Schedules provided and revisions made to such Schedules pursuant to this Section shall be deemed to be accepted by Purchaser, nor cure any breach of any representation or warranty made in this Agreement unless the Purchaser specifically agrees thereto in writing or by initialing such Schedule, nor shall any such Schedule or revision thereto be considered to constitute or give rise to a waiver by the Purchaser of any condition set forth in this Agreement.

                5.1.4 Further Authorization. AHD will take, or cause to be taken, all such further actions as may be necessary or appropriate to authorize the execution, delivery and performance of this Agreement by it.

                5.1.5 Hiring of Employees. The Purchaser shall be permitted to interview all employees of AHD engaged in the Facilities and discuss with, and offer employment to, any of such employees. It is understood and agreed, however, that Purchaser shall not be obligated to offer employment to any of the AHD's employees. Purchaser agrees that it will not take any action which will impose liability to AHD under the Worker Adjustment and Retraining Notification Act.

                5.1.6 No Shopping. From the date of this Agreement until the termination hereof, neither AHD nor any of its agents or representatives shall provide information to, solicit any indications of interest from, or negotiate with, any third party with respect to any possible sale of stock or assets, merger or other business combination or similar transaction involving AHD and/or the Facilities until the termination of this Agreement in accordance with the terms hereof.

                5.1.7 Non-Competition. AHD agrees that neither it nor any of its affiliates will, for a period of five (5) years from the Closing Date directly or indirectly (i) own, build, invest in, assist in the development of, or have any management role in, any firm, corporation, business or other organization or enterprise engaged, directly or indirectly, in the provision of healthcare services within thirty miles of Amarillo, Texas, (ii) solicit for employment any employee of UHS or the Purchaser or any of their affiliates, or (iii) interfere with, disrupt or attempt to disrupt the relationship between UHS and the Purchaser or any of their affiliates and any of their respective lessors, lessees, licensors, licensees, customers or suppliers. If any court determines that any of the restrictive covenants set forth in this Section 5.1.7, or any part of such covenants, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Notwithstanding anything to the contrary contained herein, nothing shall prevent AHD from providing services to indigents if Purchaser fails to honor its commitments under the Indigent Care Agreement annexed as Exhibit B hereto.

               5.1.8 Payments for Enhanced Children's Services. In the event Purchaser or UHS proceeds with the development of enhanced medical healthcare services for children in the City of Amarillo ("Enhanced Children's Services"), AHD shall provide one-third of the development and construction costs (which shall include costs of substantial renovation but not ordinary maintenance and repairs) of the Enhanced Children's Services, up to an aggregate of $6,500,000 to be refunded to Purchaser by AHD as a reduction of the Purchase Price. All such construction must be commenced within ten years from the date hereof. Payments by AHD as a reduction of the Purchase Price in connection with the development and construction costs of the Enhanced Children's Services will be made within 30 days of receipt by AHD of invoices setting forth the cost thereof. Such invoices will represent the total costs of development and construction to the date of the invoice and will indicate the one-third portion attributable to AHD. AHD will have no equity in or creditor relationship with the entity involved with the Enhanced Children's Services, Purchaser or UHS as a result of its making the foregoing repayments.

            B. AHD and the Purchaser agree that:

               5.2.1 Consents. AHD and the Purchaser, as promptly as practicable, (i) will make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and affiliates, as may be required for any party hereto to consummate the transactions contemplated hereby; (ii) will use its reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and Governmental Entities necessary to be obtained by it, or any subsidiaries or affiliates, in order for it so to consummate such transactions; and (iii) will use its best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. In particular, AHD shall seek and use its reasonable best efforts to obtain all consents necessary (i) from all governmental entities, and
(ii) to any assignment to the Purchaser of Licenses necessary to operate the Facilities. AHD and the Purchaser will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing. The Purchaser shall use its reasonable efforts to assist AHD in obtaining all consents required under the Assumed Contracts as a result of this Agreement and the transactions contemplated hereby.

                5.2.2 Public Announcements. Unless and to the extent required by law, each party hereto will agree in advance prior to the issuance by either of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the agreement of the other party. In the event that either party is required to issue a press release or make a public statement by law, it will use its reasonable efforts to notify the other party of the contents thereof in advance of the issuance or making thereof.

                5.2.3 Confidentiality Obligations of the Parties. The confidentiality obligations of the parties from the time of the execution of this Agreement are contained in Exhibit C.

                5.2.4 Core Expenses. Purchaser and AHD agree that prior to closing they will negotiate in good faith with the Bi-City-County Public Health District ("BCPHD") with

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
respect to the transfer of functions, services, revenues and expenses relating to the core public health services to the BCPHD.

               5.2.5 Indigent Care Agreement. AHD, Purchaser and UHS shall execute and deliver an Indigent Care Agreement, in the form of Exhibit B hereto, pursuant to which the Purchaser shall provide medically necessary care to qualified indigents and Purchaser shall be entitled to receive the payments and other contributions set forth therein.

            C. The Purchaser and UHS agree that:

               5.3.1 Representations and Warranties True at Closing. All representations and warranties of the Purchaser and UHS set forth in this Agreement will also be true and correct as of the Closing Date as if made on that date.

               5.3.2 Further Authorization. The Purchaser and UHS will take, or cause to be taken, such further actions as may be necessary or appropriate to authorize the execution, delivery and performance of this Agreement by them.

               5.3.3 Employment of AHD Personnel.

                     (a) The Purchaser shall offer a comprehensive benefit package to employees of Purchaser comparable to the benefits provided to employees at other UHS facilities. The Purchaser will also offer retention of the medical staff with the same privileges (subject to then applicable medical staff by-law requirements) to all persons on the medical staff of the Facilities on the Closing Date. AHD shall maintain existing benefits for all employees employed by Purchaser after the Closing Date for a period of up to six (6) months at Purchaser's expense (including a reasonable administrative fee) and Purchaser shall reimburse AHD for the costs thereof promptly after the end of each month. In addition, the parties agree that the Purchaser qualifies for successor status under Rev. Proc. 84-77. Pursuant to that

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
pronouncement, the parties agree the Purchaser will file (with the federal government and the state, where appropriate) a single W-2 for each employee, reporting the wages paid by both the Purchaser and AHD. In addition, both parties will file 941's for the quarter during which the sale takes place, reflecting the wages and deposits made during its period of ownership. Each employee will carry over to his employment with the Purchaser years of service with AHD for determining vacation, sick leave, retirement and other terms of employment affected by seniority under the Purchaser's employment policies except that the Purchaser shall be under no obligation to waive the preexisting condition limitations under any applicable benefit plan of Purchaser for any employee. The Purchaser shall not be liable for any accrued sick leave, vacation or paid time off except as provided with respect to paid time off in Section 2.3 hereto. AHD will remain liable for any COBRA coverage applicable to its current and former employees (and beneficiaries) in respect of their participation in a group health plan of AHD; and Purchaser shall have COBRA responsibility only for those employees of AHD who (a) become employees of the Purchaser, and (b) become covered under the Purchaser's group health plan or under AHD's plan during the six month period after the Closing Date as described in Section 5.3.3(a). In addition, AHD shall remain liable for all coverage of employees for all claims relating to periods prior to the Closing Date.

                     (b) AHD shall cause to be provided to all employees and former employees of AHD who do not become employees of Purchaser sufficient medical, mental health, vision, dental, and other group health plan benefits and perform all obligations necessary to satisfy the obligations, if any, of AHD and Purchaser under the continuation of coverage provisions described in Section 4980B of the Code and Sections 601 through 608 of ERISA and similar continuation of health coverage provisions under applicable state law; provided, however, that if AHD terminates its plans, at the request of AHD, if

Purchaser's plan qualifies under applicable law, Purchaser shall provide benefits to former employees of AHD entitled to COBRA benefits with respect to the plan at AHD's expense (including a reasonable administrative fee) and AHD shall reimburse Purchaser for all costs thereof promptly after the end of each month.

                      (c) Notwithstanding any provision herein, no term of this Agreement shall be deemed to create any contract between the Purchaser and any such employee which gives the employee the right to be retained in the employment of the Purchaser or any related employer, or to interfere with Purchaser's right to terminate employment of any employee at any time or to change its policies regarding salaries, benefits and other employment matters at any time or from time to time. The representations, warranties, covenants and agreements contained herein are for the sole benefit of the parties hereto, and employees are not intended to be and shall not be construed as beneficiaries hereof.

                5.3.4 Bulk Sales Law. The Purchaser hereby waives compliance by AHD with all applicable bulk sales laws; provided, however, that this waiver shall not relieve AHD of its indemnification obligations to UHS and the Purchaser pursuant to Section 11.2 hereof as a result of AHD's non-compliance with any applicable bulk sales or similar laws.

                5.3.5 Use of Office. Purchaser shall provide AHD with an office in the Facility at no cost to AHD for a period of five years after the Closing Date to conduct its operations.

         6. Conditions Precedent to the Performance of UHS and the Purchaser. The obligations of UHS and the Purchaser under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below. UHS and the Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by UHS or the Purchaser of any of their other rights or remedies, at law or in equity, if AHD is in default of any of the representations, warranties, or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

            6.1 Accuracy of Representations and Warranties. All representations and warranties by AHD in this Agreement or in any agreement or in any written statement that is delivered to UHS or the Purchaser pursuant to this Agreement will be true and correct on and as of the Closing Date as though made on that date.

            6.2 Performance. AHD will have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

            6.3 No Material Adverse Change. There shall have been no change in the Assets, tangible property, condition, financial or otherwise, results of operations or prospects (including, without limitation, any material decline in the number of admissions by members of the medical staff) of the Facilities from December 31, 1995 which in the aggregate are materially adverse to the Facilities.

            6.4 Certification by the Company. UHS and the Purchaser will have received certificates, dated the Closing Date, signed by the Chairman of the Board of AHD, on behalf of AHD, certifying, in such detail as UHS and the Purchaser and their counsel may reasonably request, that the conditions specified in Sections 6.1, 6.2 and 6.3 hereof have been fulfilled in all material respects, including, but not limited to, certified copies of all documentation of AHD pertaining to authorization of the execution, delivery and performance of this Agreement.

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
            6.5 Opinion of AHD's Counsel. UHS and the Purchaser shall have received from counsel to AHD, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to UHS and the Purchaser.

            6.6 Absence of Litigation. No action, suit, or proceeding before any court or any Governmental Entity, pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted or threatened on or before the Closing Date.

            6.7 Legal Prohibition. On the Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a Governmental Entity to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such Governmental Entity which could materially adversely affect the Facilities. No federal, state or local statute, rule or regulation shall have been enacted the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of the Purchaser to own or conduct the business of the Facilities.

            6.8 Consents, Approvals, Permits, Licenses, etc. All material authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Entity (including without limitation receipt of licenses to own and operate the Facilities in Texas for the Purchaser to conduct the business of the Facilities as currently conducted, approvals of the Texas agencies responsible for hospital licensing) or third party (including without limitation all parties to each of the Assumed Contracts) and all other requirements of law in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contem-plated hereby shall have been duly obtained and shall be reasonably satisfactory to UHS and the Purchaser and their counsel. No such consent or approval (a) shall be conditioned on the modification, cancellation or termination of any Assumed Contract, or (b) shall impose on UHS or the Purchaser any material condition or provision or requirement with respect to the Facilities or their operation that is more restrictive than or different from the conditions imposed upon such operation prior to Closing, unless UHS and the Purchaser give their prior written approval.

            6.9 Property Tax Records; Appraisal. UHS and the Purchaser shall have received such property tax records of AHD as they relate to the Facilities as they shall have reasonably requested, and an appraisal of the Assets (including the Real Property) by a qualified appraiser, satisfactory to UHS and the Purchaser, which records and appraisal will be used in arriving at and supporting the allocation of the Purchase Price for the Assets referred to in
Section 8.2 hereof.

            6.10 Closing Matters. All proceedings to be taken by AHD in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to UHS and the Purchaser and their counsel.

            6.11 Supplemental Disclosure. If AHD shall have delivered, supplemented or amended any Schedule pursuant to its obligations set forth in
Section 5.1.3 hereof, UHS and the Purchaser shall not have given notice to AHD that, as a result of information provided to UHS and the Purchaser in connection with any or all of such amendments or supplements, UHS and the Purchaser have determined not to proceed with the consummation of the transactions contemplated hereby.

            6.12 Risk of Loss. The risk of loss or damage to any of the tangible property, transfer of which is contemplated hereby, shall remain with AHD until the Closing and AHD shall maintain its insurance policies covering the Assets and the Real Property through the Closing. With respect to the Real Property:

                 (a) If prior to the Closing, all or any part of the Real Property is destroyed or damaged by fire or the elements or by any other cause, AHD shall within ten (10) days provide written notice thereof to Purchaser and shall also provide Purchaser, together with such notice, copies of all insurance then in force relating to such Real Property, whereupon Purchaser may, by written notice to AHD within twenty (20) days after receipt of notice of the occurrence, elect in writing not to purchase the Assets if such damage exceeds $1,000,000 and if AHD does not agree to repair, restore and replace such Real Property to Purchaser's reasonable satisfaction and in compliance with all state licensing requirements and Laws within 60 days of the notice of the casualty delivered to Purchaser. Purchaser's election to so terminate may be exercised, however, if after AHD agrees to so repair, restore and replace, AHD fails to effect such repair, restoration and replacement within such 60 day period. Upon such election, this Agreement shall wholly cease and terminate. If all or any part of the Real Property is so destroyed but this Agreement is not so terminated by Purchaser, this Agreement shall not be affected, but Purchaser shall retain all of AHD's right, title and interest in and to the policies of insurance insuring against the loss and AHD's interest in sums payable thereunder and AHD shall pay to Purchaser the amount of any deductibles under such insurance policies and any payments theretofore made on account of the destruction or damage.

                 (b) In the event of the institution of any proceeding involving the proposed taking by eminent domain or a taking by eminent domain of all or any portion of the

Real Property, which Purchaser, in its sole discretion deems relevant or which would materially alter the grade, or access to any street or would, in the reasonable judgment of Purchaser, otherwise injure, damage, or decrease the value of the Real Property, Purchaser shall have the right and option to elect to cancel and terminate this Agreement by giving AHD notice to such effect within thirty (30) days after its receipt of written notice of any such occurrence, whereupon this Agreement shall be deemed to be terminated. AHD shall within ten (10) days furnish Purchaser with written notice of any such occurrence and all available data related thereto. Should Purchaser so terminate this Agreement, this Agreement shall cease and terminate. If Purchaser does not so terminate this Agreement, Purchaser shall accept the Real Property subject to such proceeding or without the portion of the Real Property taken, and the Purchaser shall retain all of the right, title and interest of AHD, as owner of the Real Property, in and to such proceeding and the proceeds of the award to be made in such proceeding, and AHD shall turn over to Purchaser the proceeds of any award (or payment made pending the making of the award) already received by AHD to the extent not retained by AHD.

                    All insurance proceeds attributable to the damage, destruction, or casualty loss of any of the assets other than the Real Property prior to the Closing Date not retained by AHD shall be assigned to Purchaser at the Closing, and the Purchase Price shall be reduced by an amount equal to the deductible amount under the applicable insurance policy.

         7. Conditions Precedent to AHD's Performance.

            The obligations of AHD under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. AHD may waive any or all of these conditions in whole of in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver of any of AHD's other rights or remedies, at law or in equity, if UHS or the Purchaser is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

            7.1 Accuracy of Representations and Warranties of UHS and the Purchaser. All representations and warranties by UHS and the Purchaser contained in this Agreement or in any written statement delivered by UHS and the Purchaser under this Agreement will be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

            7.2 Performance; Authorization. UHS and the Purchaser will have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

            7.3 Certificates. AHD will have received certificates, dated the Closing Date, signed by the president or vice president and secretary or assistant secretary of UHS and the Purchaser certifying, in such detail as AHD may reasonably request, that the conditions specified in Sections 7.1 and 7.2 hereof have been fulfilled in all material respects, including, but not limited to, certified copies of all resolutions of UHS and the Purchaser pertaining to authorization of the execution, delivery and performance of this Agreement by UHS and the Purchaser.

            7.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted or threatened on or before the Closing Date.

            7.5 Consents. All agreements, consents, regulatory approvals and compliance with other applicable provisions of law, necessary to permit the consummation by AHD, UHS

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
and the Purchaser of the transactions contemplated by this Agreement, shall have been obtained by AHD, UHS and the Purchaser, respectively, and delivered to AHD, UHS and the Purchaser, respectively, and no Governmental Entity having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions. As to any Assumed Contract the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to or on the Closing Date, AHD shall deliver to UHS and the Purchaser written documentation setting forth arrangements for the transfer of the economic benefit of such Assumed Contracts to UHS and the Purchaser as of the Closing Date under terms and conditions acceptable to all the parties hereto.

            7.6 Opinion of Counsel for UHS and the Purchaser. AHD shall have received from the counsel to UHS and the Purchaser a written opinion, dated the Closing Date, in form and substance reasonably satisfactory to AHD.

            7.7 Delivery of Documents. UHS and the Purchaser shall have delivered to AHD such other documents and instruments as may be reasonably deemed necessary or appropriate by AHD.

            7.8 Indigent Care Agreement. UHS and the Purchaser shall execute and deliver to AHD the Indigent Care Agreement, substantially in the form of Exhibit B hereto.

            7.9 Appraisal. AHD shall have received the appraisal of the Assets referred to in Section 6.9 hereto.

         8. Joint Covenants.

            8.1 Post-Closing Access to Information. AHD and Purchaser acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party (or their affiliates) for the purposes of concluding the transactions set forth herein, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third-party claims. Accordingly, AHD and Purchaser agree that for a period of five (5) years after Closing each will, at the expense of the requesting party and upon written request, make available during normal business hours to the other's agents, independent auditors and/or governmental agencies such documents and information as may be available relating to the Hospital and the Assets for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions set forth herein, audits, compliance with governmental requirements and regulations and the prosecution or defense of claims.

            8.2 Preservation and Access to Patient and Employee Records After the Closing. After the Closing, Purchaser shall, in the ordinary course of business and as required by law, keep and preserve all medical records, employee records and other records of the Hospital existing as of the Closing and which constitute a part of the Assets delivered to Purchaser at Closing, provided that, Purchaser, at any time after the second anniversary of the Closing Date, upon not less than sixty (60) days' prior written notice to AHD, may dispose of such records in its possession relating to the Hospital, the Assets or any of the transactions contemplated herein, in accordance with Purchaser's record retention policies and applicable law; provided further, that AHD may, at its own cost and expense, retain, or make arrangements for the retention of, such records to which it would have a right of access under this Section 8.2, if AHD notifies, in writing, Purchaser that AHD desires to retain such records. Purchaser acknowledges that as a result of entering into this Agreement and its ownership of the Assets, it will gain access to patient and other information which is subject to rules and regulations concerning confidentiality. Purchaser agrees to abide by any such rules and regulations relating to the confidential information it acquires. Purchaser agrees to maintain the patient records

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
delivered to Purchaser at Closing at the Hospital after Closing in accordance with applicable law (including, if applicable, Section 1861(v)(i)(l) of the Social Security Act (42 U.S.C.Section 1395(v)(I)(1), and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records generated at the Hospital after Closing. Upon reasonable notice during normal business hours at the sole cost and expense of AHD and upon Purchaser's receipt of appropriate consents and authorizations, Purchaser shall afford to the representatives of AHD, including their counsel and accountants, full and complete access to, and copies of, the records transferred to Purchaser at the Closing (including, without limitation, access to patient records in respect of patients treated by AHD at the Hospital prior to Closing). In addition, AHD shall be entitled, at AHD's sole risk, to remove from the Hospital any such patient records, but only for purposes of pending litigation involving a patient to whom such records refer, as certified in writing prior to removal by counsel retained by AHD in connection with such litigation and only upon Purchaser's receipt of appropriate consents and authorizations. Any patient records so removed from the Hospital shall be promptly returned to Purchaser following its use by AHD. Any access to the Hospital, its records or Purchaser's personnel granted to AHD in this Agreement shall be upon the condition that any such access not materially interfere with the business operations of Purchaser.

            8.3 Allocation of Purchase Price. The Purchase Price shall be allocated in its entirety among the Assets and he non-competition provisions of
Section 5.1.7 hereof in accordance with Schedule 8.3 hereto and as required by
Section 1060 of the Code and Treasury Regulations promulgated thereunder. AHD, UHS and the Purchaser shall file all required information and tax returns (and any amendments thereto) in a manner consistent with this Section 8.3 and comply with the applicable information reporting requirements of Section 1060 of the Code and Treasury Regulations promulgated thereunder. If, contrary to the intent of the parties hereto as expressed in this Section 8.3, any taxing authority makes or proposes an allocation different from that contained in this
Section 8.3, AHD and the Purchaser shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

         9. Certain Actions After the Closing.

            9.1 Purchaser to Act as Agent for AHD. This Agreement shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of AHD thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect AHD's rights thereunder so that the Purchaser would not in fact receive all such rights, then the Purchaser shall act as the agent for AHD in order to obtain for the Purchaser the benefits thereunder. Nothing herein shall be deemed to make the Purchaser AHD's agent in respect of the Excluded Assets.

            9.2 Delivery of Property Received by AHD, UHS or the Purchaser After Closing. From and after the Closing, the Purchaser shall have the right and authority to collect, for the account of the Purchaser, all assets which shall be transferred or are intended to be transferred to the Purchaser as part of the Assets as provided in this Agreement, and to endorse with the name of AHD any checks or drafts received on account of any such assets. AHD agrees that it will transfer or deliver to the Purchaser, promptly after the receipt thereof, any

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
cash or other property which AHD receives after the Closing Date in respect of any assets transferred or intended to be transferred to the Purchaser as part of the Assets under this Agreement. In addition, UHS and the Purchaser agree that they will transfer or deliver to AHD, promptly after receipt thereof, any cash or other property which UHS or the Purchaser receives after the Closing Date in respect of any assets not transferred or intended to be transferred to the Purchaser as part of the Assets under this Agreement.

            9.3 Purchaser Appointed Attorney for AHD. AHD, effective at the Closing Date, hereby constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney of AHD, in the name of either the Purchaser or AHD (as the Purchaser shall determine in its sole discretion) but for the benefit of the Purchaser: (i) to institute and prosecute all proceedings which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets as provided for in this Agreement; (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as the Purchaser shall deem advisable; and (iii) to take all action which the Purchaser, its successors or assigns may reasonably deem proper in order to provide for the Purchaser, its successors or assigns, the benefits under any of the Assets where any required consent of another party to the sale or assignment thereof to the Purchaser pursuant to this Agreement shall not have been obtained. AHD acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. The Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. The Purchaser agrees to act in good faith in seeking to collect, assert or enforce any claim against any third party in accordance with this Section 9.3.

             9.4 Subrogation of the Purchaser. In the event the Purchaser shall become liable for or suffer any damage with respect to any matter which was covered by insurance maintained by AHD on or prior to the Closing Date, AHD agrees that the Purchaser shall be and hereby is, to the extent permitted under such policies and to the extent consistent with Section 11 hereof, subrogated to any rights of AHD under such insurance coverage, and, in addition, AHD agrees to promptly remit to the Purchaser any insurance proceeds which they may receive on account of any such liability or damage.

             9.5 Payment of Liabilities. Following the Closing Date each of the Purchaser and AHD agrees to discharge in accordance with their terms the Assumed Liabilities and the Excluded Liabilities, respectively.

         10. The Closing.

             Assuming the satisfaction or the waiver of satisfaction of the conditions contained herein, the Closing will take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York, within ten
(10) business days of the date on which all conditions specified in Sections 6 and 7 hereof have been satisfied or waived, or at such other time and place as the parties hereto may mutually agree but in no event later than April 30, 1996, subject to extension at the option of Purchaser for a period not exceeding one hundred twenty (120) days, in the event all required regulatory approvals have not been received by such date through no fault of Purchaser despite reasonable efforts. This date is the "Closing Date."

         11. Survival of Representations; Indemnification.

             11.1 Survival of Representations, Etc. All representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect until the expiration of three years from the Closing Date, and, thereafter, in any case, to the extent a claim is made prior to such expiration with respect to any breach of such representation or warranty until such claim is finally determined or settled; provided, however, that (i) the representations and warranties of AHD contained in Sections 3.15, 3.19, 3.20, 3.21, 3.22, 3.23 and 3.25 hereof, and the representations and warranties of UHS and the Purchaser contained in Section
4.4 hereof shall remain in full force and effect until the expiration of the applicable statute of limitations.

            11.2 Indemnification by AHD. AHD shall defend and indemnify UHS and the Purchaser and hold UHS and the Purchaser wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees) that UHS and the Purchaser incur as a result of, or with respect to:

                 (a) any inaccuracy in or breach of any representation or warranty of AHD contained in this Agreement to the extent UHS and/or the Purchaser suffer damage by reason of such breach;

                 (b) except as expressly assumed by the Purchaser under this Agreement, any claim or cause of action against or liability or obligation (actual or alleged), of any nature whatsoever of AHD arising out of or relating to the use or operation of the Facilities or any other business of AHD prior to the Closing Date, or any act or omission of AHD, or any of its agents, employees, or officers, occurring prior to the Closing Date, including, without limitation, any claim or cause of action arising out of or relating to any act of malpractice occurring prior to or on the Closing Date.

            11.3 Indemnification by the Purchaser. The Purchaser shall defend and indemnify AHD and hold AHD wholly harmless from and against any and all losses, liabilities,

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
damages, costs (including, without limitation, court costs and cost of appeal) and expenses (including, without limitation, reasonable attorneys' fees) that AHD incurs as a result of, or with respect to:

                 (a) any inaccuracy in or breach of any representation, warranty, covenant or agreement of UHS or the Purchaser contained in this Agreement to the extent AHD suffers damage by reason of such breach;

                 (b) any claim, cause of action, liability or obligation (actual or alleged), of any nature whatsoever of UHS or the Purchaser arising out of or relating to any act or omission of UHS or the Purchaser, or any of their agents, employees, or officers, occurring on or after the Closing Date, including, without limitation, any claim or cause of action arising out of or relating to any act of malpractice, occurring after the Closing Date.

            11.4 Procedure for Indemnification. The following procedure shall apply with respect to any claims or proceedings covered by the foregoing agreements to indemnify and hold harmless:

                 (i) The party who is seeking indemnification (the "Claimant")
            shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly after the Claimant learns of the claim or proceeding but (with respect to breaches of representations and warranties only) not later than the period after the Closing Date (if any) specified in Section 11.1 hereof; provided that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder provided the Claimant uses its best efforts to mitigate damages and except to the extent Indemnitor is actually damaged thereby.

                 (ii) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided, however that the Claimant may employ counsel, of its own choosing, at its sole expense. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing the Claimant shall not settle or compromise any such third party claim without the prior consent of the Indemnitor, which consent shall not be unreasonably withheld.

            11.5 Limitations on Indemnification Rights. Indemnification shall be due only to the extent of the loss or damage actually suffered (i.e., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer). No claim for indemnification for breach of any representation or warranty (but not claims under Section 11.2(b) or 11.3(b)) by Claimant under this Agreement may be made more than three years after the Closing Date, except that any claim or breach of the representations or covenants contained in Sections 3.15, 3.19 3.20, 3.21, 3.22, 3.23, 3.25 and 4.4
may be made within six months of expiration of statute of limitations and unless and until the aggregate of all claims equals or exceeds $250,000, in which event the claim may be made for all losses, liabilities, damages, costs and expenses.

            11.6 Disposition of Recovery. Notwithstanding anything in Section 11 to the contrary, any indemnity in respect of the representations and warranties provided for in Section 3.6 shall be net of any recovery received, or which Purchaser subsequently receives, under the title policy referred to in Section
2.8 hereto arising out of or in respect of the matter which is the subject of the indemnity claim. To the extent Purchaser's right to indemnification from AHD is not adversely prejudiced, Purchaser at AHD's expense shall diligently seek by appropriate procedures any recovery to which it is entitled under the title policy but nothing contained herein shall limit Purchaser's right to proceed concurrently against AHD for any claims under Section 11. If Purchaser has previously received from AHD a payment for an indemnity claim hereunder in respect thereof, Purchaser shall promptly pay over to AHD all such recoveries received under the title policy (after deducting Purchaser's expenses in pursuing such claim) up to the amount of the payment made by AHD. If any recovery under the title policy is paid over to AHD or netted against the indemnity obligations of AHD legally owing hereunder and such recovery is subsequently required to be returned to the title company by reason of any reservation of rights required in connection with the receipt thereof by Purchaser, AHD shall promptly pay to Purchaser cash in the amount of such recovery so credited against its indemnity obligations hereunder or otherwise received by AHD in cash.

        12. Entire Agreement; Modification, Waiver.

            This Agreement and its Schedules and Exhibits constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provisions, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

         13. Expenses. The parties shall each bear their respective legal, accounting and other expenses in connection with the transactions contemplated hereby whether or not the transaction is consummated. Notwithstanding the foregoing, AHD shall be responsible for all title costs, title insurance (based on an amount not to exceed the value allocated to the Real Property and Improvements in the allocation referred to in Section 8.2 hereof), recording fees, transfer and other taxes and similar closing costs arising from the transactions contemplated hereby. Each of AHD and Purchaser shall pay one-half of the cost of the appraisal contemplated by Sections 6.9 and 7.9 hereof.

         14. Further Assurances.

             The parties from time to time will execute and deliver such additional documents and instruments and take such additional actions as may be necessary to carry out the transactions contemplated by the Agreement.

         15. Successors and Assigns; Assignment.

             This Agreement will be binding on, and inure to the benefit of, the parties hereto and any and all respective heirs, legal representatives, successors and assigns. Purchaser may assign all of its rights and obligations hereunder to an affiliate of UHS.

         16.     Notices.

             All notices, requests, demands and other communications required or permitted to be given or made under this Agreement will be in writing and will be delivered personally or will be sent postage prepaid by United States registered or certified mail, return receipt requested or by overnight courier service as follows:

             (a)      To AHD:

                      P.O. Box 1110
                      1501 South Coulter
                      Amarillo, Texas 79175
                      Attention:  Chairman of the Board

                      with a copy to:

                      Ruden, McClosky, Smith, Schuster & Russell, P.A. 701 Brickell Avenue, Suite 1900
                      Miami, FL  33131
                      Attention:  John S. Schwartz, Esq.

             (b)      To the Purchaser at:

                      UHS of Amarillo, Inc.
                      c/o Universal Health Services, Inc.
                      Universal Corporate Center
                      367 South Gulph Road
                      King of Prussia, Pennsylvania  19406
                      Attention:  President

                      with a copy to:

                      Universal Health Services, Inc.
                      Universal Corporate Center
                      367 South Gulph Road
                      King of Prussia, Pennsylvania 19406
                      Attention: General Counsel

         17. Governing Law.

             This Agreement will be construed in accordance with, and governed by, the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of ____________, 1996.


                                     UHS OF AMARILLO, INC.



                                     By:________________________________________



                                     UNIVERSAL HEALTH SERVICES, INC.



                                     By:________________________________________



                                     AMARILLO HOSPITAL DISTRICT



                                     By:_______________________________________

                                    EXHIBITS



                        A   -   Healthcare Facilities

                        B   -   Indigent Care Agreement

                        C   -   Confidentiality Obligations

                                    SCHEDULES


                    1.1(a)     Contracts

                    1.1(b)     Licenses and Permits

                    1.1(c)     Equipment

                    1.1(d)     Leases

                    1.1(f)     Names

                    1.1(h)     Intellectual Property

                    1.1(j)     Application for Certificate of Need

                    1.2        Other Excluded Assets

                    3.2        Ownership of Assets

                    3.6        Description of Real Property

                    3.8        Trade Names

                    3.9        Litigation

                    3.10       Environmental Matters

                    3.11       Contracts and Contract Defaults

                    3.12       Employee Plans; Certain Employees

                    3.13       Insurance Policies

                    3.16       Professional Staff

                    3.17       Suppliers

                    3.18       Licenses

                    3.19       Taxes

                    3.24       Related Party Transactions

                    5.2.3      Core Expenses

                    5.3.3      List of Facilities Personnel

                    8.3        Allocation of Purchase Price

                                 EXHIBIT "A"

                 NORTHWEST TEXAS HEALTHCARE SYSTEM FACILITIES


1.   NORTHWEST TEXAS HOSPITAL  1501 S. Coulter
     Built in 1982, 275 licensed beds, 490,862 sq. ft., 5 stories with a tunnel level, poured concrete structure with brick exterior, construction type I(332), built-up roof, limited asbestos, limited fire sprinkler system, automatic fire/smoke detection and alarm system that is monitored 24 hours by a local security company and by PBX. Also has detached, three level, parking garage which will park 321 cars.

2.   The PAVILLION  7201 Evans (psychiatric hospital)
     Built in 1965, 85 licensed beds, 126,190 sq. ft., 2 story, poured concrete structure with brick exterior, construction type II(332), built-up roof, limited asbestos, limited fire sprinkler system, automatic fire/smoke detection and alarm system that is monitored 24 hours by a local security company and by PBX.

3. KILLGORE 1200 Wallace (leased to Texas Panhandle Mental Health Authority) Built in 1966, 24 licensed beds, 30,281 sq. ft., 3 buildings attached by an enclosed walkway, the administrative building is 2 stories with a basement, the cafeteria and patient room buildings are single story, poured concrete/steel structure with brick exterior, construction type II(111), built-up roof, limited asbestos, limited fire sprinkler system, automatic fire/smoke detection and alarm system that is monitored 24 hours by a local security company.

4.   PICKENS CENTER FOR COMMUNITY HEALTH  1300 Wallace (clinic)
     Built in 1975, 23,103 sq. ft., single story, steel and brick structure, built-up roof, limited asbestos, no fire sprinkler system, limited smoke detection that is tied to a local security company.

5. J. O. WYATT COMMUNITY HEALTH CENTER 1411 Amarillo Blvd. East (clinic) Built in 1994, 44,576 sq. ft., single story (41,304) with basement (3,272), steel and brick structure, built-up roof, no asbestos, automatic sprinkler system, automatic smoke detection system that is monitored 24 hours by a local security company.

6.   MEDICAL CENTER PLAZA  1500 S. Coulter (medical office building)
     Built in 1983, 21,733 sq. ft., single story (18,533) with basement (3,200), steel and brick structure, built-up roof, asbestos not determined, automatic sprinkler system in basement only, automatic smoke detection system that is monitored 24 hours by a local security comapny.

7.   TEMPORARY PARKING LOT  1500 S. Coulter

8.   AMS STATION #1  4101 Mockingbird Lane (office and ambulance)
     10,300 sq. ft.

9.   AMS STATION #2  618 N. Fillmore (vacant)
     2,403 sq. ft.

LEASED SPACE

10.  W.I.C. (Old Bi-City Health Department Building) 411 S. Austin
     14,824 sq. ft.

11.  AEROBEX CENTER  7200 SW 45th Space #3
     2,376 sq. ft.

12.  CANYON CLINIC AT PLANNED PARENTHOOD  1911-F 4th Ave. (Canyon)

13.  CLINIC AT WESLEY COMMUNITY CENTER  1615 S. Roberts

14.  CLINIC AT NORTH BRANCH LIBRARY  1500 NE 24th Ave.

15.  PLAINS STORAGE BUILDING  5119 Plains Blvd.

                                    EXHIBIT B

                             INDIGENT CARE AGREEMENT

         INDIGENT CARE AGREEMENT (the "Agreement") dated as of _______________, 1996, is between Amarillo Hospital District, a body politic and corporate and a political subdivision of the State of Texas, established and created pursuant to
Article IX, Section 5(a) of the Texas Constitution (1958) and Chapter 32, Page 59, Acts of the 56th Legislature (1959) (as it has heretofore been and may be amended, the "Act") ("District"), and UHS of Amarillo, Inc. ("Provider"), a Texas corporation and a wholly-owned subsidiary of Universal Health Services, Inc., a Delaware corporation ("UHS").

         WHEREAS, pursuant to an Asset Purchase Agreement, dated as of __________________, 1996, among District, Provider and UHS (the "Purchase Agreement"), Provider has agreed to purchase substantially all of the assets of District which relate to Northwest Texas Healthcare System, Amarillo, Texas, including without limitation Northwest Texas Hospital and the clinics owned or leased by the District (collectively the "Hospital");

         WHEREAS, the conditions to the obligations of District to the Purchase Agreement to consummate the transactions contemplated thereby include the execution and delivery of this Agreement by the parties hereto;

         WHEREAS, District is obligated to provide, or arrange for provision of, medical and hospital care for indigent and needy residents of the District;

         WHEREAS, District is empowered by Chapter 61 of the Texas Health and Safety Code (the "Indigent Health Care and Treatment Act") to enter into contracts relating to or arranging for the provision of such healthcare services;

         WHEREAS, District desires to contract with Provider for the provision of such healthcare services to indigent and needy persons residing in the District;

         WHEREAS, Provider is willing and able to provide or arrange for the provision of such services, all under the terms and conditions of this Agreement;

         WHEREAS, District has determined that this Agreement is in the best interest of District and its residents and is necessary to enable District to fulfill its obligations to provide or arrange for the provision of healthcare services to indigent and needy residents of the District;

         WHEREAS, as a material inducement to District to enter into this Agreement and as a condition thereto, UHS is guaranteeing the performance by Provider of its obligations under this Agreement pursuant to a Guaranty Agreement dated as of date hereof in favor of District (the "Guaranty Agreement"), a copy of which is attached hereto.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS

         a. Health Care Services. As used in this Agreement, the term "Health Care Services" shall mean, at any time during the Term, (i) Medically Necessary hospital services, (ii) Medically Necessary outpatient services, including diagnostic and therapeutic services available to all patients of the Provider, whether provided at the Hospital, a dentist's or physician's office or other setting,
              (iii) pharmaceuticals prescribed by a Physician authorized by Provider to care for Indigents, except that Provider shall not be required to provide more prescription drugs than a county is required to provide pursuant to the applicable provisions of the Texas Indigent Health Care and Treatment Act, as such act is now or hereafter amended, (iv) pharmaceuticals prescribed in respect of hospital services; provided, however, that pharmaceuticals prescribed for use after a patient has been discharged or after the outpatient hospital service has been rendered are subject to the limitation set forth in subsection (iii) above, (v) Physician, Dentist, and allied health professional services that are required for the diagnosis and treatment of Indigents, whether provided at the Hospital, a dentist's or physician's office or other setting, and (vi) prostheses, appliances, and durable medical equipment if approved by the Indigent's Physician.

         b. Indigent. As used in this Agreement, the term "Indigent" shall mean at any time during the Term a person who, at such time as he receives Health Care Services, (A)(i) is a resident of the District (including an alien who is a resident of the District),
              (ii) is not a beneficiary of, or has used all funds then available to him under, the Medicare, Medicaid and/or other government health programs whether now or hereafter in effect, and is not eligible to receive payments from other health benefit plans, including health insurance, that pays for health care services of the type described herein, (iii) is a member of a family whose family income (such family income determination to be made based on the same criteria used by the Department of Health and Human Services in computing its Poverty Guidelines) is equal to or less than 150% of the Department of Health and Human Services Poverty Guidelines, as updated each year and (iv) has resources available to the household of equity value (exclusive of homestead and personal items) less than $5,000, or (B)(i) is a District resident or a person charged with the commission of a crime within the District who is a prisoner or inmate of a city or county jail located within the District, provided no other third-party health care benefits are available, and such person does not have resources, income or assets that enable him to pay for the Health Care Services he receives, (ii) is a District resident, who is eligible according to the income and household resource requirements listed herein and does not have health benefit plans as set forth herein, and who may require Medically Necessary Health Care Services at facilities outside of Potter County, or (iii) is judicially determined to be an Indigent or otherwise entitled to receive Health Care Services from the District or the Provider at no charge.

         c. Medically Necessary. As used in this Agreement, the terms "Medically Necessary" shall mean Health Care Services which, pursuant to the terms and conditions of this Agreement, are determined by the attending Physician or other medical professional, as may be appropriate in each case, to be:

              i. appropriate and necessary for the symptoms, diagnosis or treatment of the medical conditions of the Indigent presenting himself or herself for treatment; and

              ii. provided for the diagnosis or direct care and treatment of the medical condition of the Indigent presenting himself or herself for treatment; and

              iii. not primarily for the convenience of the Indigent, the
                   Indigent's physician or another provider; and

              iv. the appropriate level of service needed to provide safe and adequate care;

         d. Physician and Dentist. As used in this Agreement, the term "Physician" shall mean, an individual licensed by the State of Texas to practice medicine within the scope of his or her license; "Dentist" shall mean, an individual licensed by the State of Texas to practice dentistry within the scope of his or her license. These professionals may or may not be under contract with Provider for the delivery of Health Care Services. Provider may appoint a "Medical Director" from the licensed Physicians in the community to help monitor the nature and quality of Health Care Services rendered to Indigents.

         e. Resident. As used in this Agreement, the term "resident" means a person who has a place of abode (not including a city or county jail located within Potter County) within the Amarillo Hospital District or Potter County, Texas, or a person who does not have a homestead or maintain a place of abode outside the District or Potter County.

         f. Term. As used in this Agreement, the term "Term" shall have the meaning set forth in Article 7 below.

2.       RESPONSIBILITIES OF PROVIDER

         a. Provision of Health Care Services. Provider agrees to provide all Medically Necessary Health Care Services for Indigents during the Term at no charge to such Indigents except as otherwise provided herein. The determination of whether an individual is an "Indigent" eligible to receive Health Care Services hereunder shall be made in accordance with Article 6 hereof. Provider may, at its option, charge a minimal access fee to any Indigent who seeks care at Provider's facilities but whose conditions do not require Emergency Services, to the extent permitted by applicable law. District acknowledges that Provider is not obligated to provide a level of medical and dental benefits that is in excess of the local community standards of third-party benefit panels. It is recognized that new treatment and diagnostic modalities will become available over the Term and these new services will be made available to the Indigents. Provider also agrees that the Physician and Dentist component of the provision of medical and dental benefits is its responsibility. Provider also recognizes that it may be responsible for payments to other providers, not under contract, who may have delivered covered Health Care Services to Indigents. Provider acknowledges that, as between District and Provider, the District will have no burden for providing or funding Health Care Services, including without limitation, medical or dental benefits, other than payments herein provided to be made by District to Provider.

         b.   Books and Records.

              i. At all times during the Term, Provider shall cause accurate books and records of account and medical records to be maintained as are necessary to permit the verification by District of the Health Care Services provided by Provider to Indigents.

              ii. The Provider will also deliver to the District a written report detailing the volume of Health Care Services delivered to Indigents covered by this Agreement on an annual basis, within ninety (90) days following each anniversary date of the commencement date of this Agreement. The minimum information required in such report will include the amount of charges incurred by Indigents for hospital services, outpatient services, physician and dentist services and payments for care rendered outside of the facilities owned by Provider. In addition to the financial resources expended for Indigents, a statistical report of the number of outpatient visits, surgery cases, days of hospitalization, births, home health visits, and any other health care indicators compiled by the Provider in the normal course of business will also be submitted to the District on an annual basis, within ninety
                   (90) days following each anniversary date of the commencement date of this Agreement.

              iii. District shall have the right, at District's expense, to inspect, examine, and copy, to the extent permitted by applicable law, such portion of the books, records, files, and other documents maintained by Provider, other than books, records, files and other documents that constitute confidential, proprietary information of Hospital or are patient records protected from disclosure by law, as are reasonably necessary for District to verify the matters listed in Section 2.(b)(i) and (ii) above.

              iv. District agrees that the information which will be made available to District, its officers, employees and agents (collectively, "Agents") pursuant to Section 2.(b) is of a confidential and proprietary nature. District agrees that it will use its reasonable best efforts, subject to applicable law, to cause its Agents to maintain the confidentiality of all such information. District further agrees that District will not, and will use its reasonable best efforts to cause its Agents not to, use any such information in any way to compete with or to permit others to compete with Provider or its affiliates, successors or assigns or in a manner which would be detrimental to the business, financial affairs or reputation of Provider or Provider's officers and affiliates and their successors and assigns. District for itself and its Agents recognizes that any breach of this Section would result in irreparable harm to Provider and Provider's officers and affiliates and that therefore Provider or any of Provider's officers and affiliates shall be entitled to an injunction to prohibit any such breach by District or its Agents in addition to all other legal and equitable remedies available to them. Nothing in this Section shall prohibit the use of such confidential information for such governmental filings as are required by law or governmental regulations or the disclosure of such confidential information if such disclosure is compelled by judicial or administrative process or, in the opinion of District's counsel, other requirements of law.

         c. Hospital License. Provider shall use its reasonable best efforts to keep the Hospital appropriately licensed by the State of Texas for the provision of inpatient and outpatient services, including emergency room services, throughout the Term. Provider shall provide District with formal documentation of its licenses to provide Health Care Services at the Hospital and all renewals thereof issued by the State of Texas and shall promptly notify District of any modification, nonrenewal, revocation or suspension thereof.

         d. Insurance. During the Term, Provider shall, at its sole cost and expense, procure and maintain policies of insurance and/or provide and maintain self-insurance insuring against comprehensive general liability and professional liability for damages directly or indirectly related to the performance of any service provided hereunder, and the use of any property and facilities provided by Provider in connection with this Agreement, in such amounts, on such terms and with such deductibles as are then commonly maintained by providers with facilities and operations similar to those of Provider. Upon District's request from time to time, Provider will furnish District with certificates evidencing such insurance and/or self-insurance; and Provider shall promptly advise District of any change in the insurance and/or self-insurance maintained by Provider.

         e. Non-Discrimination. Provider shall not discriminate in the provision of Health Care Services to any person on the basis of such person's status as an Indigent. Provider shall require any subcontractor that provides Health Care Services to include in its subcontract with Provider (i) a nondiscrimination clause similar to the language contained in this Section 2(e) and (ii) a covenant to include such a clause in any subcontract between such subcontractor and any of its subcontractors that provide Health Care Services.

         f. Regulatory Requirements. Provider will operate the Hospital at all times in compliance with federal, state and local law, rules and regulations, and all accepted and approved methods and practices of medicine for Health Care Services rendered to Indigents.

         g. Medicare and Medicaid Participation. Provider will use its best efforts to cause Hospital to be qualified for participation in Medicare and Medicaid programs and any successor programs and will maintain such qualifications throughout the Term.

         h. Hospital Accreditation. Provider will use its best efforts to cause the Hospital to maintain its accreditation as a general hospital by the Joint Commission on Accreditation of Healthcare Organizations, and any successor organizations.

3.       REPRESENTATIONS AND WARRANTIES OF PROVIDER

         As of the date hereof, Provider represents and warrants to District the following:

         a. Capacity. Provider is a corporation duly organize and validly existing under the laws of the State of Texas with all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as now being conducted.

         b.   Authorization: Absence of Conflicts; Contract Binding.

              i.   The execution, delivery and performance by Provider of this
                   Agreement:

                   (1) are within Provider's corporate powers, are not in contravention of the terms of Provider's Articles of Incorporation, Bylaws or any amendments thereto and have been duly authorized and approved by the board of directors and shareholder of Provider as and to the extent required by Provider's Articles of Incorporation and Bylaws and applicable law; and

                   (2) (A) will not result in any breach of any indenture, agreement, lease or instrument to which Provider is a party or by which Provider or its assets is bound, (B) will not constitute a violation of any judgment, decree or order of any court of competent jurisdiction applicable to Provider, (C) will not violate any law, rule or regulation of any governmental authority applicable to Provider or it assets and (D) will not require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority.

              ii. This Agreement has been duly and validly executed and delivered by Provider and constitutes the valid, legal and binding obligation of Provider, enforceable against Provider in accordance with its terms.

4.       PAYMENT OBLIGATIONS OF DISTRICT

         a. District shall pay to Provider the following amounts, as adjusted below, in cash during each of the 12 month periods following commencement of the Term:

                Amount          Period
                ------          ------

                $8,000,000      First 12 months
                $8,000,000      Second 12 months
                $8,000,000      Third 12 months
                $8,000,000      Fourth 12 months
                $6,000,000      Each of the succeeding 12 months through the
                                25th (or 40th if Provider option under
                                paragraph 7(b) is exercised) 12-month period following the Closing Date.

         b. Payments shall be made on a quarterly basis (each a "Quarterly Payment") commencing on [May __ - 90 days from commencement of Term], 1996, and the [__] day of [August] [November] and [February] thereafter.

         c.   i.   Quarterly Payments made through [February __], 1999, shall not be adjusted.

              ii. Thereafter, through the Quarterly Payment payable on [February __], 2006, the Quarterly payments will be adjusted as follows:

                   (1) For purposes of this paragraph 4.3, the following terms shall be defined as set forth below:

                        (A) "Index" shall mean the Consumer Price Index for Urban ----- Consumers Unadjusted (All Items) (1982/84 = 100), issued by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Index shall be discontinued with no comparable successor Index, the parties shall attempt in good faith to agree upon a substitute formula. If the parties are unable to agree upon a substitute formula, then the matter shall be determined by arbitration in accordance with the then prevailing rules of the American Arbitration Association, and judgment upon the award rendered shall be final and binding upon the parties, and may be entered in any court of competent jurisdiction.

                        (B) "Base Index" means (a) the Index for the most recent month published prior to [February __], 1998 and (b) if Provider elects to exercise the Extension Option under paragraph 7(b), the Index for the most recent month published prior to [February __], 2015;

                        (C) "Adjustment Date" means [February __], 1999 and each subsequent [February __] through [February __], 2005 and, if Provider elects to exercise the Extension Option under paragraph 7(b), each [February __] commencing [February __], 2016 and ending [February __], 2020;

                        (D) "Adjustment Year" means the period from each Adjustment Date to [February __] of the following calendar year; and

                        (E) "Initial CPI Factor" shall mean a fraction whose denominator is equal to the Base Index and whose numerator is equal to the Index for the most recent month published prior to the then current Adjustment Date.

                        (F) "Subsequent CPI Factor" shall mean a fraction whose denominator is equal to the Index for the most recent month published prior to February 2015 and whose numerator is equal to the Index for the most recent month published prior to the then current Adjustment Date.

                   (2) On each Adjustment Date through [February __], 2005, the subsequent four Quarterly Payments payable by AHD shall be increased or decreased to an amount equal to the product obtained by multiplying the Initial CPI Factor by the amount of (i) $2,000,000 in the case of the first Adjustment Date and
                        (ii) $1,500,000 in the case of each subsequent Adjustment Date.

                   (3) Commencing with the Quarterly Payment payable on [May __], 2006 through the Quarterly Payment payable on [February __], 2021 (assuming Provider does not exercise its option under paragraph 7(b), each Quarterly Payment shall be in an amount equal to the lesser of the Quarterly Payments paid to Provider by District in the Adjustment Year ending [February __], 2005 or the Adjustment Year ending [February __], 2006. Schedule A attached hereto is an example setting forth the amounts payable by District to Provider pursuant to paragraphs 4.b and 4.c assuming that there is an annual increase of 3% in the Initial CPI Factor for each of the Adjustment Years ending [February __], 2000 through [February __], 2006 and assuming Provider does not elect to exercise its option under paragraph 7(b).

                   (4) In the event Provider exercises its option pursuant to paragraph 7(b), then on each Adjustment Date, commencing [February __], 2016 through the Adjustment Date on [February __], 2020, the subsequent four Quarterly Payments payable by District to Provider shall be increased or decreased to an amount equal to the product obtained by multiplying the Subsequent CPI Factor by the amount of the Quarterly Payments payable during the Adjustment Year ending [February __], 2016. Commencing with the Quarterly Payment payable on [May __], 2021, through the Quarterly Payment payable on [February __], 2036, each Quarterly Payment shall be in an amount equal to the Quarterly Payments paid to Provider by District in the Adjustment Year ending [February __], 2021. Schedule B attached hereto is an example setting forth the amounts payable by District to Provider for the Adjustment Years ending [February __], 2017 through [February __], 2036, assuming that there is an annual increase of 3% in the Subsequent CPI Factor for each of the Adjustment Years ending [February __], 2018 through [February __], 2022 and assuming Provider elects to exercise the Extension Option under paragraph 7(b).

              d. Although the District shall be under no legal obligation to adjust the amounts payable to Provider during the period commencing ________, 2006 through the expiration of the Term except for the period commencing [February __], 2016 if Provider elects to exercise the Extension Option under paragraph 7(b) below, District will consider the possibility of extending inflationary protection with respect to quarterly payments due on and after [February __], 2006 hereunder.

5.       REPRESENTATIONS AND WARRANTIES OF DISTRICT

         As of the date hereof, District represents and warrants to Provider the following:

         a. Capacity. District is a body politic and corporate and a political subdivision of the State of Texas, duly established and created pursuant to the Act with all requisite power and authority to own, operate and lease its properties and to carry on its businesses as now being conducted.

         b.   Authorization; Absence of Conflicts; Contract Binding.

              i. The execution, delivery and, subject to receipt of any required governmental approvals and compliance with other requirements of law, performance by District of this
                   Agreement:

                   (1) are within District's powers, are not in contravention of the terms of the Act and any other instruments governing District (collectively, the "District Documentation") and have been duly authorized and approved by the Board of Managers of District; and

                   (2) (A) will not result in any breach of any indenture, agreement, lease or instrument to which District is a party or by which District or any of its assets is bound, (B) will not constitute a violation of any judgment, decree or order of any court of competent jurisdiction applicable to District, (C) will not violate any law, rule or regulation of any governmental authority applicable to District or any of its assets, and (D) will not require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority.

              ii. This Agreement has been duly and validly approved, executed and delivered by District and , subject to receipt of any required governmental approvals and compliance with other requirements of law, constitutes the valid, legal and binding obligation of District, enforceable against District in accordance with its term.

6.       INDIGENT CERTIFICATION PROCESS

         a. Certification Procedures. Provider shall take such steps and make such inquiries as Provider reasonably determines are appropriate to timely determine whether a person requesting or requiring Medically Necessary Health Care Services is an Indigent, to enable Provider to satisfy its obligations hereunder without delay.

         b. Review of Certification. District shall have the right to inspect, examine and copy the books, records, files and other documents maintained by Provider as are necessary for District to determine the procedures utilized by Provider in determining the status of persons as Indigent and to determine the eligibility of any person as an Indigent. Based upon such review, District shall have the right to object in writing to Provider's determination or method of determination of Indigent status to one or more persons. Any such notice shall state the basis of District's objection. Within 30 days of receipt of such notice, Provider shall comply with the objections contained in the District's notice until such time as Provider shall respond in writing to District setting forth in detail the basis upon which Provider believes its determination or method of determination of Indigent status is appropriate.

         c. Right of Review. Any person who believes that he meets the criteria hereunder as an Indigent but is not determined by Provider to be an Indigent or any person who is determined by Provider to be an Indigent but believes that he has been denied Medically Necessary Health Care Services shall be afforded the right by Provider to present to Provider for Provider's review and consideration such evidence and testimony as such person believes to be relevant to demonstrate that such person is an Indigent or that such denied services are Medically Necessary Health Care Services. Provider shall advise each person who is initially determined not to be Indigent or is initially denied Medically Necessary Health Care Services of his right to Provider's review of such initial determination.

7.       TERM AND TERMINATION

         a. Term. This Agreement is for a Term of twenty five (25) years, and shall be in force from the date of this Agreement until ___________, 2021. Not less than six (6) months prior to the expiration of the Term the parties shall commence discussions in good faith regarding extension, modification or replacement of this Agreement; provided, however, that neither party shall be obligated to extend, modify or replace this Agreement. Provider acknowledges and agrees that during and subsequent to the Term and for so long thereafter as Provider operates the Hospital, Provider shall be obligated to provide care and treatment to indigent persons in compliance with all applicable state and federal laws and regulations binding on Provider or the Hospital.

         b. Any provision hereof to the contrary notwithstanding, Provider shall have the option during the period commencing ___________, 2015 and ending on _____________, 2016 (being Year 20 of this Agreement) to extend the Term of this Agreement by fifteen (15) years to ______________, 2036 by written notice to District (the "Extension Option"). If the Extension Option is exercised, the additional fifteen (15) year period shall be included in the definition of "Term" hereunder.

         c. Termination. This Agreement may be terminated for cause at any time during the Term upon ninety (90) calender days prior written notice to the other party if the party to whom such notice is given has materially breached or otherwise failed to fulfill its obligations hereunder, including the failure to fulfill any obligation which is found to be unenforceable. The party claiming the right to terminate shall set forth in the notice the facts underlying its claim that the other party is in material breach or non-fulfillment of this Agreement and shall expressly state that the notice constitutes a termination notice under this Section 7.b. Should the alleged breach or non- fulfillment be remedied within said 90-day period (or, if such breach or non-fulfillment cannot be cured within such 90-day period but remedial efforts shall be commenced within such period and diligently pursued, the cure period shall be extended for an additional period as may be necessary to cure such breach or non-fulfillment; however, in no event such breaching or non-fulfilling party have more than 120 days to cure such breach), the Agreement shall continue without interruption for the remaining Term. If Provider shall breach this Agreement by failure to provide Health Care Services to any one or more Indigents, then District shall have the right to withhold such portion of the payments due Provider under Section 4 as are equal to the charges for the Health Care Services failed to be provided by Provider.

         d. Survival. All accrued but unperformed obligations of either party shall survive termination or expiration of this Agreement. All rights and obligations of either party for indemnification hereunder arising out of or in connection with matters occurring within the Term shall survive the termination or expiration of this Agreement.

8.       RELATIONSHIP BETWEEN THE PARTIES

         a. District and Provider. The relationship between District and Provider is a contractual relationship between independent contractors. Neither is an agent or employee of the other. Nothing herein shall preclude District from contracting with any other health care provider to provide health care services to Indigents.

         b. Provider and Indigent. The relationship between Provider and any Indigent is that of health care facility and patient. District agrees that it shall not interfere with the independent professional judgment of Provider and Provider's employees, agents, affiliates, associates or independent contractors, nor interfere with the relationships between any physician practicing at the Hospital and any patient of any such physician, and between any such physician and the Hospital.

         c. Indemnification. Provider agrees to indemnify and hold District harmless from and against all claims, actions and proceedings (i) arising out of or in connection with any breach or nonperformance of any representation, covenant or agreement by Provider hereunder, (ii) made by any person alleging entitlement to Health Care Services or that Health Care Services were denied or improperly rendered, or (iii) by any Physician, Dentist, other provider or payor alleging denial of payment for HealthCare Services. The following procedure shall apply with respect to any claims or proceedings covered by the foregoing agreement to indemnify and hold harmless:

              i. District shall give written notice to Provider promptly after District learns of the claim or proceeding; provided that the failure to give such notice shall not relieve Provider of its obligations hereunder provided District uses its best efforts to mitigate damages and except to the extent Provider is actually damaged thereby;

              ii. With respect to any third-party claims or proceedings as to which District is entitled to indemnification, Provider shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if Provider deems it advisable to do so, all at the expense of Provider; provided, however that District may employ counsel, of its own choosing, at its sole expense. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. District may elect to participate in the defense of any such third- party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing District shall not settle or compromise any such third-party claim without the prior consent of Provider, which consent shall not be unreasonably withheld.

              Indemnification shall be due only to the extent of the loss or damage actually suffered (i.e. reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer).

9.       MISCELLANEOUS

         a. Duty to Cooperate. The parties acknowledge that the parties' mutual cooperation is critical to the ability of Provider to perform its duties hereunder. Without in any way limiting the foregoing, District agrees that it will, subject to the limitations hereinafter provided, use its reasonable best efforts to assist Provider in receiving the benefit of any federal, state, county or other public funds for the provision of care to Indigents and others which may be available only to public entities such as District and not directly to entities such as Provider (other than funds that are received by District for specific functions which are not provided by Provider), including
              (i) entering into an arrangement to act as a conduit for funds to be transferred between Provider and District and/or District and any public funding entity or (ii) transferring any such funds District may receive in the future for the provision of care to Indigents and others in the District to Provider; provided, that District shall not be obligated to undertake any such action if
              (a) by reason thereof District is required to transfer to Provider an amount greater than the amount received by District from any public funding entity, or (b) such action in any manner would be illegal or in breach of any empowerment or obligation of District created by the Texas State Legislature or the Constitution of the State of Texas. In the event that the Hospital, Provider or its affiliates which provide services to or on behalf of the Hospital ("Affiliates") receives funds from any governmental source as a direct consequence of payments made by District to others pursuant to any law, contract or arrangement binding on District or requested of District by Provider (without which payments Hospital Provider or Affiliates would not have received such funds), Provider will promptly reimburse District within thirty days of Provider's receipt of such funds the amounts so paid by District, not to exceed the amount of such funds so received by Provider.

         b. Arms' Length Transaction. District and Provider acknowledge and agree that all amounts payable to Provider under this Agreement represent amounts negotiated between the parties in arms' length negotiations.

         c. Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to

         d. be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of remainder of this Agreement.

         e. Waiver: Consents. No consent or waiver, express or implied, by either party hereto or of any breach or default by the other party in the performance by the other of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any other instance by or on behalf of any party hereto shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

         f. Governing Law. This Agreement shall be governed by the laws of the State of Texas.

         g. Force Majeure. Each party shall be excused for failures and delays in performance of its respective obligations under this Agreement due to any cause beyond the control and without the fault of such party, including without limitation, any act of God, war, riot or insurrection, law or regulation, strike, flood, fire, explosion or inability due to any of the aforementioned causes to obtain necessary labor, materials or facilities. This provision shall not, however, release such party from using its best efforts to avoid or remove such cause and such party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. Upon claiming any such excuse or delay for non-performance, such party shall give prompt written notice thereof to the other party, provided that failure to give such notice shall not in any way limit the operation of this provision.

         h. Remedies. All rights, powers and remedies granted to either party by any particular term of Agreement are in addition to, and not in limitation of, any rights, powers or remedies which it has under any other term of this Agreement, at common law, in equity, by statute, or otherwise. All such rights, powers and remedies may be exercised separately or concurrently, in such order and as often as may be deemed expedient by either party. No delay or omission by either party to exercise any right, power or remedy shall impair such right, power or remedy or be construed to be a waiver of or an acquiescence to any breach or default. A waiver by either party of any breach or default hereunder shall not constitute a waiver of any subsequent breach or default.

         i. Law Change. Any provision hereof to the contrary notwithstanding, if any constitutional provision, statute, rule, regulation or order binding on the District shall at any time be adopted, promulgated or issued that determines the health care services a hospital district is required to render, the requirements a resident must meet to qualify for services, or any other provisions relating to the District's responsibility for the provision of healthcare to Indigents, then such constitutional provision, statute, rule, regulation or order shall supplement this Agreement and binding on the Provider, without thereby relieving Provider of any contractual duty required of it hereunder.

         j. Government Access. Upon the written request of the Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, Provider will make available those contracts, books, documents, and records necessary to verify the nature and extent of the costs of providing services under this Agreement. Such inspection shall be available up to four (4) years after the rendering of such services. If Provider carries out any of the duties of this Agreement through a subcontract with a value of $10,000 or more over a 12-month period with a related individual or organization, Provider agrees to include this requirement in any such subcontract. This Section is included pursuant to and is governed by the requirements of Public Law 96-499, Sec. 952 (Sec. 1861(v) (1) (I) of the Social Security
              Act) and the regulations promulgated thereunder. No attorney-client, accountant-client or other legal privilege will be deemed to have been waived by any party hereto by virtue of this Agreement.

         k. Assignment. No party hereto shall have the right to assign or delegate this Agreement, or any portion hereof, without the prior written approval of the other party; provided, however, that (i) in the event of the dissolution of the District, the District may assign and delegate all of its rights and duties hereunder to any successor authorized by law or to the City of Amarillo or to the County of Potter, without such prior written consent of Provider,
              (ii) Provider may assign and delegate all of its rights and duties hereunder to any entity which acquires the Hospital, whether by purchase, lease, management agreement or otherwise, without the prior written consent of District, if the acquiring entity is a Qualified Transferee (as defined below), or performance of this Agreement by the acquiring entity is unconditionally guaranteed by a Qualified Transferee, whereupon Provider and UHS shall be released from further obligation, duty or liability hereunder or pursuant to the Guaranty Agreement, and (iii) Provider may assign and delegate all its rights and duties hereunder to any entity as part of a transaction by which such entity acquires all or substantially all of the assets of UHS. The term "Qualified Transferee" means an entity which either directly or through one or more wholly-owned subsidiaries (i) has operating management with experience for at least the five-year period immediately preceding the assignment of this Agreement in the ownership and/or leasing and management or operation of one or more hospitals having in the aggregate not less than one thousand (1,000) licensed acute care beds and (ii) having as of its most recent fiscal year end prior to the assignment of this Agreement net equity of not less than $25,000,000 according to its audited financial statements, a copy of which shall be delivered by Provider to District not less than thirty days prior to the assignment of this Agreement. This Section shall not prohibit Provider from entering into subcontracts with other health care and health services providers for the provision of any services to be provided by Provider hereunder.

         l. Successor in Interest. All of the rights, benefits, duties, liabilities, and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties and all successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions of this Agreement; this Agreement and conditions and provisions hereof being intended to be and being for the sole exclusive benefit of the parties hereto, their permitted successors and assigns and for the benefit of no other person.

         m. Modification of Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter of this Agreement. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

         n. Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

         o. Notices. All notices, requests, and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or delivery by overnight courier or, if mailed, upon the first to occur of actual receipt or seventy-two (72) hours after being placed in the United States mail, postage prepaid, registered or certified mail, receipt requested, addressed to the parties as follows:

              AHD:

              Board of Managers
              Amarillo Hospital District
              c/o Northwest Texas Healthcare System
              P.O.  Box 1110
              1501 S. Coulter
              Amarillo, Texas 79175
              Attention: Chairman of the Board

              with a copy to:

              Ruden, McClosky, Smith, Schuster & Russell, P.A.
              701 Brickell Avenue, Suite 1900
              Miami, Florida 3311
              Attention: John S. Schwartz, Esq.

              Purchaser:

              UHS of Amarillo, Inc.
              c/o Universal Health Services, Inc.
              Universal Corporate Center
              367 South Gulph Road
              King of Prussia, Pennsylvania 19406
              Attention: President

              with a copy to:

              Universal Health Services, Inc.
              Universal Corporate Center
              367 South Gulph Road
              King of Prussia, Pennsylvania 19406
              Attention: General Counsel

Notice of a change in address of one of the parties shall be given in writing to the other party as provided above, but shall be effective only upon actual receipt.

         p. Nondiscrimination. District and Provider will not discriminate on the basis of race, sex, age, religion, national origin, or handicap in providing services under this Agreement or in the selection of employees or independent contractors.

         q. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be one and the same instrument.

         r. Non-Exclusive Arrangement. This Agreement shall not require District to use the services and facilities provided by Provider as the exclusive source of Health Care Services for Indigents, nor shall Provider be prohibited hereunder from contracting with other governmental entities for the provision of services and facilities to persons for whom such governmental entities are responsible.

         s. Expenses. If either party hereto fails to pay or perform its obligations hereunder, and if the other party hereto obtains the services of an attorney for enforcement of such obligations and suit is filed to enforce such obligations, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or enforcement of such obligations, or if any amount owing by either party hereunder is collected through such proceedings, the parties agree that the losing party shall pay the prevailing party's reasonable attorneys' fees and expenses in connection with such matter.


         IN WITNESS WHEREOF, the parties have hereunto set their hand as of the day and year first above written.

                                            PROVIDER:
                                            UHS OF AMARILLO, INC.

                                            By:_________________________________
                                            Title:______________________________


                                            DISTRICT:
                                            AMARILLO HOSPITAL DISTRICT

                                            By:_________________________________
                                            Title: Chairman, Board of Managers


This Agreement shall not be effective until the date of the closing of the Asset Purchase Agreement, the date of this Agreement shall be the date of the closing of the Asset Purchase Agreement and the bracketed or undated references shall be based on the date of closing of the Asset Purchase Agreement.

                               GUARANTY AGREEMENT
                           OF INDIGENT CARE AGREEMENT


         This Guaranty Agreement ("Guaranty") dated as of ______________, 1996, is made by Universal Health Services, Inc., a Delaware corporation ("Guarantor") in favor of Amarillo Hospital District ("AHD").

         WHEREAS, UHS of Amarillo, Inc. ("Purchaser") and AHD have entered into that certain Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement") (all capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement); and

         WHEREAS, pursuant to the provisions of the Purchase Agreement, Purchaser and AHD have entered into that certain Indigent Care Agreement dated as of the date hereof (the "Indigent Care Agreement") for provision of medical and hospital care for indigent and needy residents of AHD; and

         WHEREAS, Guarantor is the ultimate parent entity of the Purchaser; and

         WHEREAS, as inducement for AHD to enter into the Purchase Agreement and as a condition of the Closing of the transactions thereunder, Guarantor has agreed to guarantee to AHD the performance of Purchaser's agreements, covenants and obligations, under the Indigent Care Agreement; and

         WHEREAS, Guarantor desires to execute and deliver this Guaranty as an inducement for AHD to execute, deliver and perform its obligations under the Purchase Agreement and the Indigent Care Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and confessed, Guarantor hereby agrees as follows:

         1. Subject to the limitations herein set forth, Guarantor hereby unconditionally guarantees all agreements, covenants and obligations of the Purchaser under the Indigent Care Agreement (collectively, the "Guaranteed Obligations").

         2. This Guaranty is an absolute, present and continuing guaranty of performance and is in no way conditioned or contingent upon any attempt to first seek remedies from Purchaser for the Guaranteed Obligations. The obligation of Guarantor hereunder is subject to the right of Guarantor to assert any defense available to the Purchaser under the Indigent Care Agreement other than the bankruptcy, insolvency or dissolution of the Purchaser but shall not be affected or released by the merger or consolidation of Purchaser or Guarantor into or with any other corporation or by any action, failure or omission on the part of AHD to enforce any right or remedy which it may have hereunder, under the Purchase Agreement or the Indigent Care Agreement or by any indulgence or extension to, or waiver or acquiescence in any default by, Purchaser or any corporation successor to it or any corporation which shall have assumed the obligations of Purchaser under the Purchase Agreement and/or the Indigent Care Agreement, or by any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings by Purchaser. Without limiting the generality of the foregoing, this Guaranty shall not be affected, modified or impaired upon the happening from time to time of any of the following, whether or not with notice to or the consent of Guarantor:

            (a) the failure to give notice to the Guarantor of the occurrence of a default under the terms and provisions of this Guaranty, the Purchase Agreement or the Indigent Care Agreement, except as otherwise provided therein;

            (b) the waiver or the payment, performance or observance by AHD of any of the obligations, covenants, or agreements of Purchaser contained in the Purchase Agreement or the Indigent Care Agreement;

            (c) the extension of the time for performance of any obligations, covenants or agreements under or arising out of the Purchase Agreement, this Guaranty or the Indigent Care Agreement, or the extension or the renewal of any thereof;

            (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Purchase Agreement or the Indigent Care Agreement;

            (e) the taking or the omission of any of the actions referred to in the Purchase Agreement, this Guaranty or the Indigent Care Agreement; or

            (f) any failure, omission, delay or lack on the part of AHD to enforce, assert or exercise any right, power or remedy conferred on AHD in this Guaranty, the Purchase Agreement or the Indigent Care Agreement or any other act or acts on the part of AHD.

         3. Notwithstanding anything contained in this Guaranty to the contrary, upon the occurrence of any of the following events, Guarantor shall be released from the Guaranteed Obligations hereunder:

            (a) Purchaser's assignment and delegation of all its rights and duties under the Indigent Care Agreement to a "Qualified Transferee," as such term is defined in the Indigent Care Agreement;

            (b) Purchaser's assignment and delegation of all its rights and duties under the Indigent Care Agreement, with the prior written approval of AHD, to an entity who is not a Qualified Transferee (as that term is defined in the Indigent Care Agreement); or

            (c) Purchaser's determination to cease operations of the Hospital (as that term is defined in the Indigent Care Agreement) which would entitle AHD to re-take title to the Facilities pursuant its right of re-entry granted to AHD under the Covenants and Restrictions dated as of the date hereof and recorded in Official Records Book ______, Page _____ of the Official Records of Potter County, Texas, a copy of which is attached hereto.

         4. This Agreement shall bind the successors and assigns of Guarantor, including any corporation with or into which Guarantor may be consolidated or merged or any corporation or entity to which it may convey or otherwise transfer substantially all of its assets and interests (provided that, unless otherwise provided in this Guaranty, no such conveyance or transfer shall have the affect of releasing Guarantor ), and shall inure to the benefit of AHD, its successors and assigns.

         5. Guarantor hereby represents and warrants that it has full power and authority and has taken all necessary corporate action to enter into and be bound by the terms and conditions of this Guaranty.

         6. All notices, requests and other communications hereunder shall be in writing and shall be given to the party to whom sent, addressed to it as follows:

AHD:                          Board of Managers
                              Amarillo Hospital District
                              c/o Northwest Texas Healthcare System
                              1501 S. Coulter
                              Amarillo, Texas 79175
                              Attention: Chairman of the Board

with a copy to:               Ruden, McClosky, Smith, Schuster & Russell, P.A.
                              701 Brickell Avenue, Suite 1900
                              Miami, Florida 33131
                              Attention: John S. Schwartz, Esq.

Guarantor:                    Universal Health Services, Inc.
                              Universal Corporate Center
                              367 South Gulph Road
                              King of Prussia, Pennsylvania 19406
                              Attention: President
with a copy to:               Universal Health Services, Inc.
                              Universal Corporate Center
                              367 South Gulph Road
                              King of Prussia, Pennsylvania 19406
                              Attention: General Counsel

AHD and the Guarantor may designate a different address to which such notices should be sent by giving the other written notice thereof. Each such notice, request or communication shall be effective when received by telefax or other electronic means or overnight courier, or by registered or certified mail, return receipt requested, addressed as aforesaid or, if given by any other means, when delivered at the address of the party to whom such notice is being delivered.

         7. The Guarantor agrees that any legal action or proceeding with respect to this Guaranty or to enforce any judgment obtained against the Guarantor in connection with this Guaranty may be brought by AHD in the court of the State of Texas or in the United States District Courts which are located in the County of Potter, Texas, or any other court to the jurisdiction of which the Guarantor or any of their respective properties is or may be subject.

         8. This Guaranty may be amended, and the Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed, only if the Guarantor shall first obtain the written consent of AHD thereto. No course of dealing between the Guarantor and AHD nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of AHD hereunder.

         9. Any provision of this Guaranty which is prohibited, unenforceable or not authorized shall be fully severable and this Guaranty shall be construed and enforced as if such prohibited, unenforceable, or unauthorized provision had never comprised a part hereof.

         10. This Guaranty is intended to be performed in the State of Texas, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas.

         11. This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty, or caused same to be duly executed and delivered as of the date first set above.

                                         UNIVERSAL HEALTH SERVICES, INC.


                                         By:____________________________________
                                         Name:__________________________________
                                         Its:___________________________________

                                  SCHEDULE A


===========================================================================
                                       Annual Inflation        Total Annual
Year                   Quarter         Adjusted Payment          Payment
---------------------------------------------------------------------------
1996                  Quarter 1         2,000,000
---------------------------------------------------------------------------
1996                  Quarter 2         2,000,000
---------------------------------------------------------------------------
1996                  Quarter 3         2,000,000
---------------------------------------------------------------------------
1997                  Quarter 4         2,000,000              8,000,000
---------------------------------------------------------------------------
1997                  Quarter 1         2,000,000
---------------------------------------------------------------------------
1997                  Quarter 2         2,000,000
---------------------------------------------------------------------------
1997                  Quarter 3         2,000,000
---------------------------------------------------------------------------
1998                  Quarter 4         2,000,000              8,000,000
---------------------------------------------------------------------------
1998                  Quarter 1         2,000,000
---------------------------------------------------------------------------
1998                  Quarter 2         2,000,000
---------------------------------------------------------------------------
1998                  Quarter 3         2,000,000
---------------------------------------------------------------------------
1999                  Quarter 4         2,000,000              8,000,000
---------------------------------------------------------------------------
1999                  Quarter 1         2,060,000
---------------------------------------------------------------------------
1999                  Quarter 2         2,060,000
---------------------------------------------------------------------------
1999                  Quarter 3         2,060,000
---------------------------------------------------------------------------
2000                  Quarter 4         2,060,000              8,240,000
---------------------------------------------------------------------------
2000                  Quarter 1         1,591,350
---------------------------------------------------------------------------
2000                  Quarter 2         1,591,350
---------------------------------------------------------------------------
2000                  Quarter 3         1,591,350
---------------------------------------------------------------------------
2001                  Quarter 4         1,591,350              6,365,400
---------------------------------------------------------------------------
2001                  Quarter 1         1,639,091
---------------------------------------------------------------------------
2001                  Quarter 2         1,639,091
---------------------------------------------------------------------------
2001                  Quarter 3         1,639,091
---------------------------------------------------------------------------
2002                  Quarter 4         1,639,091              6,556,362
---------------------------------------------------------------------------

---------------------------------------------------------------------------
2002                  Quarter 1         1,688,263
---------------------------------------------------------------------------
2002                  Quarter 2         1,688,263
---------------------------------------------------------------------------
2002                  Quarter 3         1,688,263
---------------------------------------------------------------------------
2003                  Quarter 4         1,688,263              6,753,053
---------------------------------------------------------------------------
2003                  Quarter 1         1,738,911
---------------------------------------------------------------------------
2003                  Quarter 2         1,738,911
---------------------------------------------------------------------------
2003                  Quarter 3         1,738,911
---------------------------------------------------------------------------
2004                  Quarter 4         1,738,911              6,955,644
---------------------------------------------------------------------------
2004                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2004                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2004                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2005                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2005                  Quarter 1         1,862,722
---------------------------------------------------------------------------
2005                  Quarter 2         1,862,722
---------------------------------------------------------------------------
2005                  Quarter 3         1,862,722
---------------------------------------------------------------------------
2006                  Quarter 4         1,862,722              7,450,886
---------------------------------------------------------------------------
2006                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2006                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2006                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2007                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2007                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2007                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2007                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2008                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2008                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2008                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2008                  Quarter 3         1,791,078
---------------------------------------------------------------------------

---------------------------------------------------------------------------
2009                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2009                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2009                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2009                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2010                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2010                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2010                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2010                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2011                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2011                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2011                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2011                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2012                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2012                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2012                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2012                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2013                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2013                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2013                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2013                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2014                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2014                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2014                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2014                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2015                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2015                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2015                  Quarter 2         1,791,078
---------------------------------------------------------------------------

---------------------------------------------------------------------------
2015                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2016                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2016                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2016                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2016                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2017                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2017                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2017                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2017                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2018                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2018                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2018                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2018                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2019                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2019                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2019                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2019                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2020                  Quarter 4         1,791,078              7,164,314
---------------------------------------------------------------------------
2020                  Quarter 1         1,791,078
---------------------------------------------------------------------------
2020                  Quarter 2         1,791,078
---------------------------------------------------------------------------
2020                  Quarter 3         1,791,078
---------------------------------------------------------------------------
2021                  Quarter 4         1,791,078              7,164,314
===========================================================================

                                  SCHEDULE B


===========================================================================
                                       Annual Inflation        Total Annual
Year                   Quarter         Adjusted Payment          Payment
---------------------------------------------------------------------------
2017                  Quarter 1         1,844,811
---------------------------------------------------------------------------
2017                  Quarter 2         1,844,811
---------------------------------------------------------------------------
2017                  Quarter 3         1,844,811
---------------------------------------------------------------------------
2018                  Quarter 4         1,844,811              7,379,243
---------------------------------------------------------------------------
2018                  Quarter 1         1,900,155
---------------------------------------------------------------------------
2018                  Quarter 2         1,900,155
---------------------------------------------------------------------------
2018                  Quarter 3         1,900,155
---------------------------------------------------------------------------
2019                  Quarter 4         1,900,155              7,600,621
---------------------------------------------------------------------------
2019                  Quarter 1         1,957,160
---------------------------------------------------------------------------
2019                  Quarter 2         1,957,160
---------------------------------------------------------------------------
2019                  Quarter 3         1,957,160
---------------------------------------------------------------------------
2020                  Quarter 4         1,957,160              7,828,639
---------------------------------------------------------------------------
2020                  Quarter 1         2,015,875
---------------------------------------------------------------------------
2020                  Quarter 2         2,015,875
---------------------------------------------------------------------------
2020                  Quarter 3         2,015,875
---------------------------------------------------------------------------
2021                  Quarter 4         2,015,875              8,063,499
---------------------------------------------------------------------------
2021                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2021                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2021                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2022                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2022                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2022                  Quarter 2         2,076,351
---------------------------------------------------------------------------

---------------------------------------------------------------------------
2022                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2023                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2023                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2023                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2023                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2024                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2024                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2024                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2024                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2025                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2025                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2025                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2025                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2026                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2026                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2026                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2026                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2027                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2027                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2027                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2027                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2028                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2028                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2028                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2028                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2029                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2029                  Quarter 1         2,076,351
---------------------------------------------------------------------------

---------------------------------------------------------------------------
2029                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2029                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2030                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2030                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2030                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2030                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2031                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2031                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2031                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2031                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2032                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2032                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2032                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2032                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2033                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2033                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2033                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2033                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2034                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2034                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2034                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2034                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2035                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------
2035                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2035                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2035                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2036                  Quarter 4         2,076,351              8,305,403
---------------------------------------------------------------------------

---------------------------------------------------------------------------
2036                  Quarter 1         2,076,351
---------------------------------------------------------------------------
2036                  Quarter 2         2,076,351
---------------------------------------------------------------------------
2036                  Quarter 3         2,076,351
---------------------------------------------------------------------------
2037                   Quarter          2,076,351              8,305,403
===========================================================================

                          COVENANTS AND RESTRICTIONS


     These Covenants and Restrictions, dated as of the ___ day of __________, 1996, are made and entered into by and between Amarillo Hospital District, a body politic and corporate and a political subdivision of the State of Texas, established and created pursuant to Article IX, Section 5(a) of the Texas Constitution (1958) and Chapter 32, Page 59, Acts of the 56th Legislature
(1959)(as it has heretofore been and may be amended, the "Act")("District"), and UHS of Amarillo, Inc. ("Provider"), a Texas corporation and wholly-owned subsidiary of Universal Health Services, Inc., a Delaware corporation ("UHS").

     WHEREAS, pursuant to an Asset Purchase Agreement, dated as of February 6, 1996, among District, Provider and UHS ("Purchase Agreement"), District has sold and Provider has purchased those assets and interests of District, tangible and intangible, real and personal, constituting or employed in the operation of the healthcare facilities commonly known as Northwest Texas Healthcare System ("Hospital") located on that certain real property more particularly described in Exhibit "A" attached hereto and made a part hereof ("Provider"), as set forth in the Purchase Agreement; and

     WHEREAS, pursuant to the Purchase Agreement, the District and Provider entered into the certain Indigent Care Agreement dated as of _________ __, 1996 ("Indigent Care Agreement"), a copy of which is attached hereto and made a part hereof, whereby Provider has agreed to provide or arrange for the provision of healthcare services to qualified indigent persons residing in the District, as set forth in the Indigent Care Agreement; and

     WHEREAS, pursuant to that certain Guaranty Agreement dated as of __________ __, 1996 ("Guaranty"), UHS has unconditionally guaranteed the performance by Provider of its obligations under the Indigent Care Agreement, as set forth in said Guaranty Agreement; and

     WHEREAS, District and Provider have agreed that title to the Hospital and Property is to be subject to the following covenants and restrictions which shall operate as covenants running with the land and shall continue in full force and effect and bind all subsequent owners and occupiers of the Property, as more fully set forth below.

     NOW, THEREFORE, in consideration of the recitals set forth above, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                      I.

     1.1. If Provider (i) violates Section 9j of the Indigent Care Agreement or
(ii) ceases operations of the Hospital (except pursuant to an assignment by Provider permitted without the prior written approval of District under Section 9j of the Indigent Care Agreement), then the District may, upon written notice to Provider, elect to terminate the conveyance of the Property and re-enter the Property, with title thereto together with all improvements, fixtures and personal property of Provider located thereon or associated therewith, in its entirety, being reconveyed to the District upon such re-entry.

     1.2. Alternatively, and in addition to the foregoing right of re-entry, the District shall have all other rights and remedies available to it at law or equity. No implied waiver of any of the above-stated covenants and restrictions, or failure for any length of time to enforce same, shall constitute a bar to such legal or equitable enforcement by the District at any time.

     1.3. In the event the District elects to exercise its right of re-entry pursuant to the provisions set forth herein. Provider covenants and agrees that title to the Property shall be reconveyed to the District free and clear of all liens, charges, claims, pledges, security interests, equities and encumbrances of any nature whatsoever created or suffered by Provider.

                                     II.


     2.1. The District reserves the right to amend, modify, or cancel, with the consent of the fee simple title owner of the Property, any or all of the covenants and restrictions herein. No other person or party shall have the right to amend or modify these convenants and restrictions, and no consent or approval by any person or party other than the District and the fee title owner of the Property shall be required.

     2.2 The covenants and restrictions contained herein shall operate as covenants running with the land and shall be binding on all subsequent owners and occupiers of the Property and shall remain in full force and effect for the term of the Indigent Care Agreement expiring on ______________, 2021 or, if such term is extended as therein provided, on ______________, 2036, unless sooner terminated in the manner set forth above or unless the Indigent Care Agreement is soon terminated in the manner therein provided.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals upon this instrument as of the day and year first above written.

Signed, sealed and delivered
in the presence of:


                                           AMARILLO HOSPITAL DISTRICT

                                           By:
-----------------------------                 ------------------------------
                                           Name:
                                           Title:
-----------------------------

                                           ---------------------------------

                                           By:
-----------------------------                 ------------------------------
                                           Name:
                                           Title:
-----------------------------

STATE OF TEXAS       )
                     )
COUNTY OF POTTER     )


     The foregoing instrument was acknowledged before me this __ day of _______________, 1996, by ______________, on behalf of AMARILLO HOSPITAL
DISTRICT, who is personally known to me or who has produced _______________ as identification.





                                           ---------------------------------
                                           Notary Public, State of Texas


(NOTARIAL SEAL)
                                           ---------------------------------
                                           (Print or Type Name)
                                           My Commission Expires:



STATE OF TEXAS       )
                     )
COUNTY OF POTTER     )


     The foregoing instrument was acknowledged before me this __ day of _______________, 1996, by ______________, on behalf of _______________________, who is personally known to me or who has produced _______________ as identification.





                                           ---------------------------------
                                           Notary Public, State of Texas


(NOTARIAL SEAL)
                                           ---------------------------------
                                           (Print or Type Name)
                                           My Commission Expires:

                                  EXHIBIT A


The description of the lands is as follows:

A. All of Lot 2-D, Block 2, of the Amended Plat of Amarillo Medical Center Unit No. 2, City of Amarillo, Potter County, Texas.

B. A tract of land containing approximately 11.84 acres of land, out of Section Twenty-Six (26), Block Nine (9), BS&F Survey, in Potter County, Texas, described as follows:

     BEGINNING at the most easterly southeast corner of a certain 22,485 acre tract conveyed by the United States of America to Potter County, Texas and described in a Deed recorded in Volume 846, page 80, of the Deed Records of Potter County, Texas. This corner is in the southeasterly line of the tract acquired by the United States of America from Potter County, Texas in 1939.
     THENCE, north 44 degrees 20 minutes west, along the northeast line of this
     22.4485 acre tract at 32.5 feet, more or less, pass the northwesterly right-of-way line of present U.S. Highway No. 66,a 1-inch iron pipe, continuing on the same course a total distance of 1,032.5 feet to a point for the west corner of this tract;
     THENCE, north 43 degrees 17 minutes east, 500.00 feet to a point for the north corner of this tract;
     THENCE, south 44 degrees 20 minutes east, at 1,000.0 feet, more or less, past the northwesterly right-of-way line of present U.S. Highway No. 66, continuing on the same course a total distance of 1,032.5 feet to a point for the east corner of this tract, this corner being the intersection of this line with the southeasterly line of the original tract acquired by the United States of America from Potter County, Texas;
     THENCE, south 43 degrees 17 minutes west, along the southeasterly line of the tract acquired by the United States of America from Potter County, Texas, 500.0 feet to the place of beginning.

C.   A tract of land containing approximately 12.901 acres of land out of
     Section 26, Block 9, BS&F Survey, Amarillo, Potter County, Texas, described as follows:

     Beginning at a point that is 528.8 feet South and 1322.38 feet East of the northwest corner of Section 26, this point also being the beginning point of a curve to the right whose radius is 800 feet;
     THENCE, along the curve an arc distance of 335.1 feet;
     THENCE, S 0 degrees 13  minutes W, 826.3 feet;
     THENCE, S 26 degrees 3 minutes 26 seconds W 176.93 feet;
     THENCE, N 68 degrees W, 488.5 feet;
     THENCE, N 0 degrees 13 minutes E, 696.3 feet;
     THENCE, N 38 degrees 38 minutes E, 448.78 feet;
     THENCE, N 66 degrees 13 minutes E, 200.0 feet to the point of beginning.

     Save and Except the land previously conveyed to Amarillo Hospital District by correction deed dated January 12, 1966, recorded in Volume 1026, page 200 of the Deed Records of Potter County, Texas.

D. A tract of land containing approximately 0.155 acres of land out Section 26, Block 9, BS&F Survey in Potter County, Texas described as follows:

     Beginning at a point 1,656.3 feet South and 856.5 feet East of the Northwest corner of Section 26, being also the Southwest corner of a
     12.901 acre tract shown in deed records in Volume 1009, page 406 of Potter County, Texas;

     THENCE North 0 degrees 13 min East, 77 feet to a point;
     THENCE Southeasterly 162.97 feet along a curve to right with radius feet the beginning tangent of which bears South 89 degrees 47 min East to a point;
     THENCE North 68 degrees West 94.01 feet to place of beginning.

E.   A tract of land containing approximately 0.051 acres of land out of
     Section 26, Block 9, BS&F Survey, Amarillo, Potter County, Texas, described as follows:

     BEGINNING at a point from whence the intersection point of the West line of Lot 4, Block 2, Amarillo Medical Center, an Addition to the City of Amarillo, Texas and the Northerly right-of-way line of the cul-de-sac at the Northwest end of Evans Street bears North 23 degrees 59 minutes 05 seconds East a distance of 72.44 feet;
     THENCE Northerly along a curve to the right whose radius point bears North 25 degrees 04 minutes 24 seconds East a distance of 1.50 feet an arc distance of 2.87 feet to a point of compound curvature and the beginning point of a curve to the right whose radius point bears South 45 degrees 13 minutes 59 seconds East a distance of 41.47 feet;
     THENCE Easterly and Southerly along said curve to the right an arc distance of 122.03 feet to a point of compound curvature and the beginning point of a curve to the right whose radius point bears North 56 degrees 33 minutes 15 seconds West a distance of 1.50 feet;
     THENCE Westerly along said curve to the right an arc distance of 2.87 feet to a point of reverse curvature and the beginning point of a curve to the left whose radius point bears South 53 degrees 03 minutes 22 seconds West a distance of 163.00 feet;
     THENCE Northwesterly along said curve to the left an arc distance of 79.61 feet to the POINT OF BEGINNING.

F. All of Lot 3, Block 2, of the Amarillo Medical Center Unit No. 6, Amarillo, Potter County, Texas, except for the west 380 feet, except for
     1.1274 acres adjacent to the inner east line, and except for the southwest
     566.05 feet.

G. The west 380 feet of Lot 3, Block 2, of the Amarillo Medical Center Unit No. 6, Amarillo, Potter County, Texas, except for the South 566.05 feet.

H. All of Lot 4, Block 2, of the Amarillo Medical Center Unit No. 6, Amarillo, Potter County, Texas, except for the North 5.5353 acres.

I. All of Lot 5, Block 2, of the Amarillo Medical Center Unit No. 14, Amarillo, Potter County, Texas.

J. All of Lot 10-A, Block 194, of Glidden & Sanborn No. 5, Amarillo, Potter County, Texas.


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

K. All of Lot B, Block 3, Tract 1 of the Lawrence Place Replat, City of Amarillo, Randall County, Texas.

L. All of Lot 2, Block 57, Northeast Clinic Unit No. 1, Amarillo, Potter County, Texas.

M. All of Lot 1, Block 4, of the Ridgeview Medical Center No. 4, Amarillo, Potter County, Texas.

N. A tract of land out of Section 43, Block 9, BS&F Survey, Potter County, Texas, described as follows:

     BEGINNING at a 1/2 inch iron rod in the West R.O.W. line of Coulter Road, from whence the Northeast corner of Section 43 bears North 00 degrees 21 minutes 05 seconds West, 2477.22 feet and South 89 degrees 47 minutes East, 500 feet, the BEGINNING CORNER of this tract;
     THENCE South 00 degrees 21 minutes 05 seconds East, 330 feet to a point in the West line of Coulter Road;
     THENCE South 89 degrees 38 minutes 55 seconds West, 330 feet to a point; THENCE South 00 degrees 21 minutes 05 seconds East, 330 feet to a point; THENCE South 80 degrees 38 minutes 55 seconds West, 330 feet to a point; THENCE North 00 degrees 21 minutes 05 seconds West, 330 feet to a point; THENCE South 89 degrees 38 minutes 55 seconds West, 330 feet to a point; THENCE North 00 degrees 21 minutes 05 seconds West, 330 feet to a point; THENCE North 89 degrees 38 minutes 55 seconds East, 990 feet to the BEGINNING CORNER of this tract, SAVE AND EXCEPT THEREFROM Lot 1, Block 4, of Ridgeview Medical Center Unit No. 4, an addition to the City of Amarillo in Potter County, Texas.




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
                                                                       Exhibit C

                           CONFIDENTIALITY OBLIGATIONS

         Until the Closing Date, each party shall keep all information obtained from any other party either before or after the date of this Agreement confidential, and no party shall reveal such information to, nor produce copies of any written information for, any person outside its management group or its professional advisors without the prior written consent of the other parties, unless such party is compelled to disclose such information by judicial or administrative process or by any other requirements of Law. If the transactions contemplated by this Agreement should fail to close for any reason, each party shall return to the original provider as soon as practicable all originals and copies of written information provided to such party by or on behalf of any other party and none of such information shall be used by any party, or their employees, agents or representatives in the business operations of any party. Notwithstanding the foregoing, each party's obligations hereunder shall not apply to any information or document which is or becomes available to the public other than as a result of a disclosure by such party in violation of this Agreement or other obligation of confidentiality under which such information may be held or becomes available to the party on a non-confidential basis from a source other than such other party or its officers, directors, employees, representatives or agents. The parties' obligations hereunder shall survive the termination of this Agreement.

                               GUARANTY AGREEMENT
                           OF ASSET PURCHASE AGREEMENT


         This Guaranty Agreement dated as of February 6, 1996, is made by Universal Health Services, Inc., a Delaware corporation ("Guarantor") in favor of Amarillo Hospital District ("AHD").

         WHEREAS UHS of Amarillo, Inc. ("Purchaser") and AHD have entered into that certain Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement") (all capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement); and

         WHEREAS Guarantor is the ultimate parent entity of the Purchaser; and

         WHEREAS as inducement for AHD to enter into the Purchase Agreement and as a condition of the Closing of the transactions thereunder, the Purchaser has agreed that the Guarantor will guarantee to AHD the payment and performance of Purchaser's agreements, covenants and obligations, under the Purchase Agreement; and

         WHEREAS Guarantor desires to execute and deliver this Guaranty Agreement as an inducement for AHD to execute, deliver and perform its obligations under the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and confessed, Guarantor hereby agrees as follows:

         1. Subject to the limitations set forth herein, Guarantor hereby unconditionally guarantees all agreements, covenants and obligations of the Purchaser under the Purchase Agreement (collectively, the "Guaranteed Obligations").

         2. This Guaranty is an absolute, present and continuing guaranty of performance and is in no way conditioned or contingent upon any attempt to first seek remedies from Purchaser for the Guaranteed Obligations. The obligation of Guarantor hereunder is subject to the right of Guarantor to assert any defense available to Purchaser under the Purchase Agreement other than the bankruptcy, insolvency or dissolution of Purchaser but shall not be affected or released by the merger or consolidation of Purchaser or Guarantor into or with any other corporation or by any action, failure or omission on the part of AHD to enforce any right or remedy which it may have hereunder or under the Purchase Agreement or by any indulgence or extension to, or waiver or acquiescence in any default by, Purchaser or any corporation successor to it or any corporation which shall have assumed the obligations of Purchaser under the Purchase Agreement, or by any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings by Purchaser. Without limiting the generality of the foregoing, this Guaranty shall not be affected, modified or impaired upon the happening from time to time of any of the following, whether or not with notice to or the consent of Guarantor:

            (a) the failure to give notice to the Guarantor of the occurrence of a default under the terms and provisions of this Guaranty Agreement or the Purchase Agreement, except as otherwise provided in the Purchase Agreement;

            (b) the waiver or the payment, performance or observance by AHD of any of the obligations, covenants, or agreements of Purchaser contained in the Purchase Agreement;

            (c) the extension of the time for performance of any obligations, covenants or agreements under or arising out of the Purchase Agreement or under or arising out of this Guaranty Agreement, or the extension or the renewal of any thereof;

            (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Purchase Agreement;

            (e) the taking or the omission of any of the actions referred to in the Purchase Agreement or this Guaranty Agreement; or

            (f) any failure, omission, delay or lack on the part of AHD to enforce, assert or exercise any right, power or remedy conferred on AHD in this Guaranty Agreement or the Purchase Agreement, or any other act or acts on the part of AHD.

         3. This Agreement shall bind the successors and assigns of Guarantor, including any corporation with or into which Guarantor may be consolidated or merged or any corporation or entity to which it may convey or otherwise transfer substantially all of its assets and interests (provided that no such conveyance or transfer shall have the affect of releasing Guarantor), and shall inure to the benefit of AHD, its successors and assigns.

         4. Guarantor hereby represents and warrants that it has full power and authority and has taken all necessary corporate action to enter into and be bound by the terms and conditions of this Guaranty Agreement.

         5. All notices, requests and other communications hereunder shall be in writing and shall be given to the party to whom sent, addressed to it as follows:

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
If directed to AHD:

Board or Managers
Amarillo Hospital District
c/o Northwest Texas Healthcare System
P.O.  Box 1110
1501 S. Coulter
Amarillo, Texas 79175
Attention: Chairman of the Board

with a copy to:

Ruden, McClosky, Smith, Schuster & Russell, P.A.
701 Brickell Avenue, Suite 1900
Miami, Florida 3311
Attention: John S. Schwartz, Esq.

If directed to the Guarantor:

Universal Health Services, Inc.
Universal Corporate Center
367 South Gulph Road
King of Prussia, Pennsylvania 19406
Attention: General Counsel

AHD and the Guarantor may designate a different address to which such notices should be sent by giving the other written notice thereof. Each such notice, request or communication shall be effective when received by telefax or other electronic means or overnight courier, or by registered or certified mail, return receipt requested, addressed as aforesaid or, if given by any other means, when delivered at the address of the party to whom such notice is being delivered.

         6. The Guarantor agrees that any legal action or proceeding with respect to this Guaranty Agreement or to enforce any judgment obtained against the Guarantor in connection with this Guaranty Agreement may be brought by AHD in the court of the State of Texas or in the United States District Courts which are located in the County of Potter, Texas, or any other court to the jurisdiction of which the Guarantor or any of their respective properties is or may be subject.

         7. This Guaranty Agreement may be amended, and the Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed, only if the Guarantor shall first obtain the written consent of AHD thereto. No course of dealing between the Guarantor and AHD nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of AHD hereunder.

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
        8. Any provision of this Guaranty Agreement which is prohibited, unenforceable or not authorized shall be fully severable and this Guaranty Agreement shall be construed and enforced as if such prohibited, unenforceable, or unauthorized provision had never comprised a part hereof.

        9. This Guaranty Agreement is intended to be performed in the State of Texas, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas.

       10. This Guaranty Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty Agreement, or caused same to be duly executed and delivered as of the date first set above.

                                         UNIVERSAL HEALTH SERVICES, INC.


                                        By:  /s/ Richard C. Wright
                                             -----------------------------------
                                        Name:    Richard C. Wright
                                             -----------------------------------
                                        Its:     Vice President
                                             -----------------------------------

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